                                                                    EXHIBIT 10.1



                             INTERCOMPANY AGREEMENT

                                  by and among

                        TRAVELERS PROPERTY CASUALTY CORP.

              (formerly named THE TRAVELERS INSURANCE GROUP INC.),

                         THE TRAVELERS INSURANCE COMPANY

                                       and

                                 CITIGROUP INC.



                           Dated as of March 26, 2002.
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                                TABLE OF CONTENTS

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                                               ARTICLE I DEFINITIONS

Section 1.1       Certain Definitions.............................................................................1

                                           ARTICLE II COSTS AND EXPENSES

Section 2.1       Allocation of Costs and Expenses................................................................7

                                     ARTICLE III TRADEMARK LICENSING AGREEMENT

Section 3.1       Grant of Trademark License......................................................................7

Section 3.2       Permanent TPC License..........................................................................11

Section 3.3       Trademark Guidelines and Standards.............................................................11

Section 3.4       Retention of Trademark Ownership...............................................................11

Section 3.5       Termination of Trademark Licenses..............................................................12

Section 3.6       Use After Termination..........................................................................13

Section 3.7       Trademark Usage Marking Requirements and Quality Control.......................................14

Section 3.8       Disclaimers of Representations and Warranties..................................................14

                                       ARTICLE IV PATENT LICENSING AGREEMENT

Section 4.1       Grant of TPC Patent License....................................................................15

Section 4.2       Prosecution, Maintenance and Enforcement of the TPC Licensed Patents...........................16

Section 4.3       Disclaimers of Representations and Warranties..................................................17

                                          ARTICLE V EQUITY PURCHASE RIGHTS

Section 5.1       Equity Purchase Rights.........................................................................17

                                     ARTICLE VI FINANCIAL AND OTHER INFORMATION

Section 6.1       Twenty Percent Threshold.......................................................................20

Section 6.2       Citigroup Annual Statements....................................................................25

Section 6.3       Fifty Percent Threshold........................................................................26

Section 6.4       Nine Percent Threshold.........................................................................27

Section 6.5       Attorney Client Privilege......................................................................28

                                          ARTICLE VII REGISTRATION RIGHTS

Section 7.1       Piggyback Registrations........................................................................28

Section 7.2       Requested Registrations........................................................................29

Section 7.3       Registration Procedures........................................................................31

Section 7.4       Restriction on Disposition of Registrable Securities...........................................35
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Section 7.5       Selection of Underwriters......................................................................35

Section 7.6       Registration Expenses..........................................................................35

Section 7.7       Conversion of Other Securities.................................................................36

Section 7.8       Rule 144.......................................................................................36

Section 7.9       Transfer of Registration Rights................................................................36

                          ARTICLE VIII BUSINESS AND REGISTRATION STATEMENT INDEMNIFICATION

Section 8.1       General Cross Indemnification..................................................................37

Section 8.2       Registration Statement Indemnification.........................................................38

Section 8.3       Contribution...................................................................................40

Section 8.4       Procedure......................................................................................41

Section 8.5       Other Matters..................................................................................41

                                            ARTICLE IX OTHER PROVISIONS

Section 9.1       Keepwell Payments..............................................................................42

Section 9.2       Insurance Provided by TPC......................................................................42

Section 9.3       Insurance Maintained by Citigroup..............................................................43

Section 9.4       Aviation Services..............................................................................44

Section 9.5       Software.......................................................................................45

Section 9.6       Credit Cards...................................................................................50

Section 9.7       Non-Solicitation; Non-Hire.....................................................................50

Section 9.8       Employee Benefits..............................................................................50

Section 9.9       Form S-8.......................................................................................55

Section 9.10         Sale of Products to Employees...............................................................55

Section 9.11         Volume Purchasing Arrangements..............................................................55

Section 9.12         Business Relationships......................................................................56

Section 9.13         Services Provided Prior to Trigger Date.....................................................56

Section 9.14         Transition Services Provided Following Trigger Date.........................................57

Section 9.15         Philanthropy; Charitable Contributions......................................................57

Section 9.16         Certain Employees of TPC....................................................................58

Section 9.17         Structured Settlements......................................................................58

Section 9.18         Right of First Offer........................................................................58

Section 9.19         Regulatory Approvals........................................................................59

Section 9.20         Charter Provision...........................................................................60

Section 9.21         Access to Historical Records................................................................60
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
Section 9.22         Promotional Agreements......................................................................61

Section 9.23         Joint Internet Marketing....................................................................61

Section 9.24         Internet Domain Names.......................................................................61

Section 9.25         Litigation and Settlement Cooperation.......................................................61

                                            ARTICLE X DISPUTE RESOLUTION

Section 10.2         Arbitration.................................................................................62

Section 10.3         Confidentiality.............................................................................64

                                              ARTICLE XI MISCELLANEOUS

Section 11.1         Notices.....................................................................................64

Section 11.2         Binding Nature of Agreement.................................................................66

Section 11.3         Descriptive Headings........................................................................66

Section 11.4         Remedies....................................................................................66

Section 11.5         Governing Law...............................................................................66

Section 11.6         Counterparts................................................................................67

Section 11.7         Severability................................................................................67

Section 11.8         Confidential Information....................................................................67

Section 11.9         Amendment and Modification..................................................................67

Section 11.10        Entire Agreement............................................................................67

Section 11.11        No Assignment...............................................................................68

Section 11.12        Recapitalization, Dilution Adjustments, etc.................................................68

Section 11.13        Other Intercompany Agreements...............................................................68

Section 11.14        Further Actions.............................................................................68

Section 11.15        Disclosure Schedules........................................................................68

Section 11.16        Further Assurances with Respect to Reorganization...........................................68

Section 11.17        No Third Party Beneficiaries................................................................69

Section 11.18        Drafting of Language........................................................................69
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                                      iii

                                LIST OF EXHIBITS

Exhibit A                Web Site Linking Agreement

                                LIST OF SCHEDULES

Schedule 1.1(a)          Applicable Restructuring Documents
Schedule 1.1(b)          TPC Patents Licensed to Citigroup
Schedule 3.1(a)          Trademarks Licensed by Citigroup to TPC
Schedule 3.1(f)          Trademarks Licensed by TPC to TIC
Schedule 3.5(a)          Existing TPC Contractual Commitments relating to the
                         Citi Marks

Schedule 3.5(c) Existing Contractual Commitments of TIC and other members of Citigroup Affiliated Group, as licensees, relating to the TPC Marks
Schedule 9.2(a) Insurance Provided by TPC to Members of the Citigroup Affiliated Group

Schedule 9.3(a) Insurance Maintained by the Members of the Citigroup Affiliated Group
Schedule 9.5(a)          TPC Proprietary Software
Schedule 9.5(b)          Citigroup Proprietary Software
Schedule 9.5(c)          Jointly Developed Proprietary Software
Schedule 9.5(d)          Proprietary Software licensed from TPC to Citigroup
Schedule 9.5(e)          Proprietary Software licensed from Citigroup to TPC
Schedule 9.5(f)          Shared Third Party Software
Schedule 9.8             Continuing Employees
Schedule 9.8(e)          Pension Transfer Assumptions
Schedule 9.11            Existing Volume Purchasing Arrangements
Schedule 9.18(a)         TPC Right of First Offer for Insurance
Schedule 9.21(a)         Shared Storage Facilities
Schedule 11.13           Other Intercompany Agreements
Schedule 11.16           Guarantees

                             INTERCOMPANY AGREEMENT

                  INTERCOMPANY AGREEMENT, dated as of March 26, 2002, by and among TRAVELERS PROPERTY CASUALTY CORP. (formerly named TRAVELERS INSURANCE GROUP INC.), a Connecticut corporation ("TPC"), THE TRAVELERS INSURANCE COMPANY ("TIC"), a Connecticut corporation, and CITIGROUP INC., a Delaware corporation ("Citigroup").

                  WHEREAS, Travelers/Aetna Property Casualty Corp. (now known as Travelers Insurance Group Holdings Inc.), a wholly owned subsidiary of TPC, and Travelers Group Inc. (now known as Citigroup), entered into an Intercompany Agreement, dated April 2, 1996 (the "1996 Agreement"), to formalize certain business arrangements; and

                  WHEREAS, concurrently with the execution of this Agreement Citigroup and TPC have terminated the 1996 Agreement; and

                  WHEREAS, Citigroup is the indirect owner of all of the issued and outstanding common stock of TPC immediately prior to the date hereof.

                  NOW, THEREFORE, in contemplation of TPC ceasing to be so wholly owned by Citigroup and for good and valuable consideration, the receipt and adequacy of which is acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1 Certain Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

                  "Agreement" and "hereof" and "herein" means this Intercompany Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

                  "Amended and Restated Tax Allocation Agreement" means the Amended and Restated Tax Allocation Agreement, dated as of the date hereof, by and between TPC and Citigroup.

                  "Applicable Restructuring Documents" means the agreements listed on Schedule 1.1(a) hereto.

                  "Business Day" or "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

                  "Citigroup Affiliated Group" means, collectively, Citigroup and all of its direct and indirect subsidiaries now or hereafter existing, other than TPC and its Subsidiaries; for the avoidance of doubt for purposes of this Agreement, TIC and its subsidiaries shall be deemed to be members of the Citigroup Affiliated Group and not subsidiaries of TPC (all determinations hereunder to be made after giving effect to the Reorganization).

                  "Class A Common Stock" means the Class A common stock, par value $.01 per share, of TPC.

                  "Class B Common Stock" means the Class B common stock, par value $.01 per share, of TPC.

                  "Common Stock" means, collectively, the Class A Common Stock and Class B Common Stock and any other class or series of common stock of TPC hereafter created.

                  "Concurrent Offering" means the offering of Convertible Notes described in the IPO S-1 to be completed contemporaneously with the Initial Public Offering.

                  "Convertible Notes" means the Convertible Junior Subordinated Notes to be issued by TPC, as described in the IPO S-1.

                  "Continuing Employees" means all active employees of TPC or any TPC Subsidiary (or of the Citigroup Affiliated Group who are employed by TPC or any Subsidiary of TPC as of the date of the Distribution) who have not been terminated by TPC in the ordinary course of business as of the date of the Distribution (as determined by TPC and provided to Citigroup on a schedule substantially in the form of Schedule 9.8 hereto). For purposes of this Agreement, active employees shall include employees who are on approved absences from work (e.g., disability leave, statutory leave, approved leave of absence, etc.) as of the date of the Distribution.

                  "Distribution" means the distribution by Citigroup of the Common Stock to holders of Citigroup common stock in a transaction qualifying under Section 355 of the Internal Revenue Code of 1986, as amended.

                  "Equity Purchase Shares" means shares of Voting Stock or any securities convertible into or exchangeable for shares of Voting Stock or any options, warrants or rights to acquire shares of Voting Stock.

                  "Exchange Act" means the Securities Exchange Act of 1934.

                  "Expense Allocation Agreement" means the Expense Allocation Agreement, dated as of January 1, 1995, by and among TIC, TPC and the other parties named therein.

                  "Fair Market Value" means, with respect to shares of Voting Stock, the fair market value thereof as jointly determined by TPC and Citigroup or, in the event TPC and Citigroup are unable to agree, as determined by a mutually acceptable nationally recognized investment banking or other financial advisory firm.

                  "Filings" shall have the meaning ascribed thereto in Section 6.2(b) hereto.

                  "GAAP" means United States generally accepted accounting principles.

                  "IPO S-1" means TPC's registration statement on Form S-1 (No. 333-82388) relating to the Initial Public Offering and the Concurrent Offering, as the same may be amended or supplemented from time to time.

                  "Indebtedness" means, with respect to any Person, any liability of such Person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments and shall also include (a) any liability of such Person under any agreement related to the fixing of interest rates on any Indebtedness, (b) any capitalized lease obligations of such Person (if and to the extent the same would appear on a balance sheet of such Person prepared in accordance with GAAP), (c) reimbursement obligations of such Person in respect of letters of credit (regardless of whether such items would appear on a balance sheet of such Person) and (d) guarantees by such Person with respect to the items described in (a), (b) and (c) above (regardless of whether such guarantees would appear on a balance sheet of such Person).

                  "Initial Public Offering" means the proposed initial public offering of the Class A Common Stock as contemplated by the IPO S-1.

                  "Keepwell" means any guaranty, keepwell, net worth or financial condition maintenance agreement of or by any member of the Citigroup Affiliated Group provided to any Person (including, but not limited to, any insurance regulatory authority) with respect to any actual or contingent obligation of TPC or any Subsidiary of TPC, as of the Trigger Date.

                  "Outstanding Voting Stock" means the shares of Voting Stock issued and outstanding, and shall not include shares of Voting Stock held by TPC as treasury stock or by any Subsidiary of TPC.

                  "party" or "parties" means TPC and/or Citigroup, and shall include TIC in connection with Article III, IV, X, XI and Section 9.5 of this Agreement

                  "P&C Business" means the property and casualty insurance business as historically operated by TIGHI and its predecessors, and all of the assets and liabilities associated therewith, and such related business (e.g. claim services, payment services, engineering services, risk assessment services and reinsurance business) as historically associated or known to be associated with the property and casualty insurance business as operated by TIGHI and its predecessors as more fully described in the IPO S-1; for the avoidance of doubt for purposes of this Agreement, the following shall not be deemed included within the P&C Business: (i) distribution of property and casualty products and services through existing Citigroup Affiliated Members distribution channels other than products and services of TPC and its Subsidiaries and (ii) any other property and casualty insurance business as historically operated by the Citigroup Affiliated Group, except for the accident department operated for the benefit of TPC and its Subsidiaries.

                  "Person" means any individual, corporation, partnership, joint venture, limited liability company, association or other business entity and any trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Public Company Stock" means any class or series of Voting Stock registered under the Exchange Act and broadly held and actively traded by public stockholders.

                  "Prospectus" means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments and supplements to such prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

                  "Registrable Securities" means any shares of Common Stock, Convertible Notes or any other equity security issued by TPC and, in the case of the Convertible Notes, the Common Stock underlying such Convertible Notes, in each case held by any member of the Citigroup Affiliated Group or by any transferee thereof described in Section 7.9 hereof.

                  "Registration Statement" means any registration statement of TPC filed with the SEC under the Securities Act, including, but not limited to, the IPO S-1, any registration statement related to the Concurrent Offering and any registration statement which relates to any of the Registrable Securities, including in each such case the Prospectus relating thereto, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement and Prospectus.

                  "Regulation S-K" means Regulation S-K of the General Rules and Regulations under the Securities Act.

                  "Regulation S-X" means Regulation S-X of the General Rules and Regulations under the Securities Act.

                  "Reorganization" means the transfer of the specifically identified contractual rights and obligations or assets and liabilities not related to the P&C Business described in and documented by the Applicable Restructuring Documents listed on Schedule 1.1(a) hereto, as may be adjusted pursuant to Section 11.16 hereto.

                  "Retained Employees" shall have the meaning ascribed thereto in Section 9.8(d) hereto.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Service Expense Reimbursement Agreement" means the Service Expense Reimbursement Agreement, dated January 1, 1995, by and between Citigroup and TIC.

                  "Subsidiary" or "subsidiary" of TPC shall include all corporations, partnerships, joint ventures, limited liability companies, associations and other entities (a) in which TPC owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar ownership interests, (b) of which TPC otherwise directly or indirectly controls or directs the policies or operations and (c) which would be considered subsidiaries of TPC within the meaning of Regulation S-K or Regulation S-X; for the avoidance of doubt for the purposes of this Agreement, TIC and its subsidiaries shall not be deemed to be subsidiaries of TPC, but rather they shall be deemed to be members of the Citigroup Affiliated Group.

                  "TIC" means The Travelers Insurance Company, a Connecticut corporation.

                  "TIGHI" means Travelers Insurance Group Holdings Inc. (formerly known as Travelers Property Casualty Corp.), a Delaware corporation.

                  "TPC" means Travelers Property Casualty Corp., a Connecticut corporation.

                  "TPC Employees" means all current, former or retired employees of TPC or a Subsidiary of TPC.

                  "TPC Patents" means all U.S. and foreign patents and patent applications which TPC or its parent or Subsidiaries own or have a right to license (i) as of the date hereof or as of the Trigger Date, or (ii) as of or after the Trigger Date which: (x) result from any continuation, continuation-in-part, division, reissue, reexamination, substitute or foreign counterpart of any patent or patent application filed as of the Trigger Date; or
(y) are based on any invention conceived, in any country of the world, as of the Trigger Date. The TPC Patents include, but are not limited to, those patents and patent applications specified in Schedule 1.1(b) hereto.

                  "TPC Provided P&C Coverage" shall have the meaning ascribed thereto in Section 9.18(a) hereto.

                  "Transactions" means, collectively, (a) the Reorganization,
(b) the Initial Public Offering, (c) the Concurrent Offering and (d) the Distribution.

                  "Trigger Date" means the first date on which Citigroup ceases to beneficially own (excluding for such purposes shares of Common Stock beneficially owned by Citigroup but not for its own account, including (in such exclusion) beneficial ownership which arises by virtue of some entity that is an affiliate of Citigroup being a sponsor or advisor of a mutual or similar fund that beneficially owns shares of Common Stock) shares entitled to fifty percent (50%) or more of the votes entitled to be cast by the then outstanding Common Stock.

                  "Underwritten Registration" or "Underwritten Offering" means a registration in which securities of TPC are sold to underwriters for reoffering to the public.

                  "Voting Stock" means all securities issued by TPC having the ordinary power to vote in the election of directors of TPC, other than securities having such power only upon the occurrence of a default or any other extraordinary contingency.

                  "Wholly Owned Subsidiary" of TPC shall include all Subsidiaries of TPC in which TPC owns (directly or indirectly) all of the outstanding voting stock, voting power, partnership interests or similar ownership interests, except for director's qualifying shares in nominal amounts.

                                   ARTICLE II

                               COSTS AND EXPENSES

                  Section 2.1 Allocation of Costs and Expenses. TPC shall pay (or, to the extent incurred by and paid for by any member of the Citigroup Affiliated Group, will promptly reimburse such member of the Citigroup Affiliated Group for any and all amounts so paid) for all fees, costs and expenses incurred by TPC or any member of the Citigroup Affiliated Group in connection with the Transactions, including, but not limited to, any and all fees, costs and expenses related to (a) the preparation and negotiation of this Agreement and of all of the documentation related to Transactions and all related transactions, (b) the preparation and execution or filing of any and all further documents, agreements, forms, applications, contracts or consents associated with the Transactions and all related transactions, (c) TPC's organizational documents, (d) the preparation, printing and filing of the IPO S-1 and any other registration statements relating to any of the Transactions, including all fees and expenses of complying with applicable federal, state or foreign securities laws and domestic or foreign securities exchange rules and regulations, together with fees and expenses of counsel retained to effect such compliance, (e) the preparation, printing and distribution of each of the prospectuses for the Initial Public Offering, the Concurrent Offering and the other financing Transactions, (f) the listing of the Common Stock, the Convertible Notes and any other securities of TPC on any domestic or foreign securities exchange, (g) the private letter ruling from the Internal Revenue Service sought in connection with the Distribution and (h) the preparation (including, but not limited to, the printing of documents) related to implementing TPC's employee benefit plans, retirement plans and equity-based plans as a result of the Transaction.

                                   ARTICLE III

                          TRADEMARK LICENSING AGREEMENT

                  Section 3.1 Grant of Trademark License.

                  (a) Citigroup hereby grants to TPC, or to the extent another member of the Citigroup Affiliated Group owns the Citi Marks (as defined below) Citigroup hereby causes such member to grant to TPC (which grants in each case are pursuant to the reservation of rights by TPC set forth in the Trademark Assignment

Agreement between TPC and TIC dated March __, 2002), for the term set forth in
Section 3.5(a) hereof, a non-exclusive royalty-free license (the "Citi License") to use the marks set forth in Schedule 3.1(a) hereto (such marks hereinafter referred to as the "Citi Marks"), but only in the manner identified in Schedule 3.1(a) hereto or as otherwise approved in advance in writing by Citigroup's trademark counsel, in each case, solely for the purpose of identifying, advertising, marketing, and promoting TPC's property and casualty insurance business, products, and services and activities related thereto (e.g., claims services, payment services, engineering services, risk assessment services and reinsurance business) in any form or media in the United States and/or Canada or geographic portions thereof as set forth on Schedule 3.1(a) hereto. TPC shall only use the Citi Marks in connection with its business, products, and services and activities related thereto of a nature and quality which are at least equal to that used by TPC and its Subsidiaries in connection with the Citi Marks as of the date of this Agreement, and in a manner that is in conformity with past practices and existing agreements between Citigroup and TPC regarding quality control and usage of such marks. TPC shall have no right to sublicense the Citi Marks; provided, however, that TPC may sublicense the Citi Marks to any Subsidiary of TPC (for so long as such Subsidiary remains a Subsidiary of TPC) and for purposes of advertising, marketing, promoting, and selling products and services bearing Citi Marks in accordance with the terms of this Article III (a "Designated TPC Sublicensee"). Notwithstanding the foregoing, Citigroup agrees that independent agents appointed by TPC to market TPC's products and services and that comply with the terms of this Article III (including a person appointed by TPC or its designated subsidiary after the date of the IPO), or any third party that enters a Linking Agreement with TPC (in the form of attached Exhibit
A) for use of a Citi Mark to link from that party's Internet web site to a TPC web site and that complies with the terms of this Article III shall be a Designated TPC Sublicensee. A breach by a Designated TPC Sublicensee of any of the provisions of this Article III shall be deemed a breach by TPC of this
Article III. The Parties agree that subject to the terms of this Agreement and in particular the Citi License, TPC may use the Umbrella mark (as set forth on Schedule 3.1(a) hereto) in the property and casualty business consistent with this Agreement and past practices between Citigroup and TPC regarding trademark usage and quality control. TPC shall not use any Citi Mark as a corporate name for any new business, and shall not use the terms "Citi" or "Associates" in the name of any new product, service, or corporate entity. Subsequent to the date of this Agreement, except as provided in Section 3.1(b) below if TPC identifies additional marks that were in use as of the date of this Agreement and which should have been included in Schedule 3.1(a) hereto, then at TPC's written request and subject to Citigroup 's written approval (such approval not to be unreasonably withheld or delayed), Citigroup shall grant TPC a license to use such other marks, and such marks shall be deemed Citi Marks for all purposes under this Agreement.

                  (b) The parties agree that prior to the Trigger Date Citigroup shall grant to TPC a "phase-out" license for use of the "CitiCapital Insurance Company" name and mark, the "Associates Lloyds Company" name, and the "Associates Insurance Company" name and mark, with quality control and other reasonable terms to be agreed upon. Notwithstanding anything in this Agreement, TPC shall use reasonable best efforts to cease all use of the mark "A Member of Citigroup" as of the Trigger Date.

                  (c) TPC agrees that the Citi License is a "phase-out" license and agrees that during the term of the Citi License its use of the Citi Marks shall be consistent with the purposes of such "phase-out" licenses.

                  (d) TPC shall have no rights with respect to the Citi Marks other than those expressly set forth in this Agreement. This Agreement and the Permanent TPC License (as hereinafter defined in Section 3.2) supersede all prior agreements (whether written, oral or implied) between any member of the Citigroup Affiliated Group and TPC or any Subsidiary of TPC, with respect to the use of the Citi Marks. In the event of a conflict between any provision of this Agreement, on the one hand, and any provision of the Permanent TPC License, on the other hand, the Permanent TPC License shall control.

                  (e) TPC and each Designated TPC Sublicensee shall execute all additional documents which Citigroup may reasonably request (at Citigroup's expense), both prior and subsequent to the expiration or earlier termination of the Citi License, in order to perfect, maintain, defend or terminate any right of any party in the Citi Marks in any jurisdiction of the world.

                  (f) TPC hereby grants, or to the extent a TPC Subsidiary owns the TPC Marks (as defined below) TPC hereby causes such Subsidiary to grant, for the term set forth in Section 3.5(c), to TIC a worldwide, non-exclusive, royalty-free license (the "TPC License") to use the marks set forth in Schedule 3.1(f) hereto (such marks hereinafter referred to as the "TPC Marks"), but only in the manner identified in Schedule 3.1(f) hereto or as otherwise approved in advance in writing by TPC, in each case, solely for the purpose of identifying, advertising, marketing, and promoting Citigroup's business, products and services and activities related thereto as reasonably necessary to operate existing Citigroup businesses that are using the TPC Marks and any new lines of business (other than new lines of business involving the offering and manufacture of property and casualty insurance products and services), and as reasonably necessary to administer run-off blocks of business (e.g., the long term care business, the group life business). TIC shall only use the TPC Marks in connection with the business, products, and services and activities related thereto of TIC and the Citigroup Affiliated Group and of a nature and quality which are at least equal to that currently used by TIC or any member of the Citigroup

Affiliated Group in connection with the TPC Marks as of the date of this Agreement, and in a manner that is in conformity with past practices and existing agreements between TIC and TPC regarding quality control and usage of such marks. TIC shall have no right to sublicense the TPC Marks; provided, however, that TIC may sublicense the TPC Marks to any member of the Citigroup Affiliated Group (for so long as such member of the Citigroup Affiliated Group remains a member of the Citigroup Affiliated Group) and for purposes of advertising, marketing, promoting, and selling products and services bearing TPC Marks in accordance with the terms of this Article III (a "Designated TIC Sublicensee"). Notwithstanding the foregoing, TPC agrees that independent agents appointed by TIC to market TIC's products and services and that comply with the terms of this Article III (including a person appointed by TIC or a Designated TIC Sublicensee after the date of the Initial Public Offering), or a third party that enters a Linking Agreement with TIC (in the form of attached Exhibit A) for use of a TPC Mark to link from that party's Internet web site to a Citigroup web site and that complies with the terms of this Article III shall be a Designated TIC Sublicensee. A breach by a Designated TIC Sublicensee of any of the provisions of this Article III shall be deemed a breach by TIC of this Article
III. Subsequent to the date of this Agreement, if TIC identifies additional marks that were in use as of the date of this Agreement and which should have been included in Schedule 3.1(f) hereto, then at TIC's written request and subject to TPC's written approval (such approval not to be unreasonably withheld or delayed), TPC shall grant TIC a license to use such other marks, and such marks shall be deemed TPC Marks for all purposes under this Agreement.

                  (g) TIC agrees that the TPC License is a "phase-out" license and agrees that during the term of the TPC License its use of the TPC Marks shall be consistent with the purposes of such "phase-out" licenses.

                  (h) TIC shall have no rights with respect to the TPC Marks other than those expressly set forth in this Agreement and the Permanent TPC License. This Agreement and the Permanent TPC License supersede all prior agreements (whether written, oral or implied) between any member of the Citigroup Affiliated Group and TPC or any Subsidiary of TPC, with respect to the use of the TPC Marks. In the event of a conflict between any provision of this Agreement, on the one hand, and any provision of the Permanent TPC License, on the other hand, the Permanent TPC License shall control.

                  (i) TIC and each Designated TIC Sublicensee shall execute all additional documents which TPC may reasonably request (at TPC's expense), both prior and subsequent to the expiration or earlier termination of the TPC License, in order to perfect, maintain, defend, or terminate any right of any party in the TPC Marks hereunder in any jurisdiction of the world.

                  Section 3.2 Permanent TPC License. TIC and TPC agree that TPC shall grant a license to TIC (with a right to assign or sublicense to a member of the Citigroup Affiliated Group) for certain names and marks for use in the life insurance and annuity business and related activities (and for certain run-off blocks of business) worldwide perpetually (the "Permanent TPC License"). The Parties shall negotiate in good faith the terms of a letter agreement addressing the use of marks to be licensed under the Permanent TPC license during the time period between the Initial Public Offering and the effective date of the Permanent TPC License.

                  Section 3.3 Trademark Guidelines and Standards.

                  (a) TPC agrees that, in the conduct of the business and activities of TPC and its Designated TPC Sublicensees under the Citi License, it shall, and shall cause each Designated TPC Sublicensee to, adhere to the appropriate ethical standards pertaining to TPC's and its Designated TPC Sublicensees' businesses and operations, and shall, and shall cause each Designated TPC Sublicensee to, do nothing to bring disrepute to or damage the goodwill symbolized by the Citi Marks.

                  (b) TIC agrees that, in the conduct of the business and activities of TIC and its Designated TIC Sublicensees under the TPC Marks, it shall, and shall cause each Designated TIC Sublicensee to, adhere to the appropriate ethical standards pertaining to TIC's and its Designated TIC Sublicensees' businesses and operations, and shall, and shall cause each Designated TIC Sublicensee to, do nothing to bring disrepute to or damage the goodwill symbolized by the TPC Marks.

                  Section 3.4 Retention of Trademark Ownership.

                  (a) TPC acknowledges and agrees that Citigroup, and/or such other member of the Citigroup Affiliated Group referred to in the first sentence of Section 3.1(a) hereof, as the case may be, is the owner of all of the right, title, and interest in and to the Citi Marks and all goodwill associated therewith throughout the world and acknowledges the validity of the Citi Marks and of all trademark and service mark registrations and applications of each member of the Citigroup Affiliated Group pertaining thereto. TPC agrees that it shall, and shall cause each Designated TPC Sublicensee to, uphold the goodwill inherent in the Citi Marks and to assist Citigroup at Citigroup's expense to protect the rights of Citigroup and the other members of the Citigroup Affiliated Group therein. All use of the Citi Marks by TPC and all Designated TPC Sublicensees (including all past, present and future use), and the goodwill generated thereby, shall inure to the benefit of Citigroup and shall not vest in TPC or in any Designated TPC Sublicensee. TPC shall not, directly or indirectly, contest or challenge the validity or enforceability of the Citi Marks and/or Citigroup's ownership thereof. To the extent that TPC or any Designated TPC Sublicensee is deemed to have any ownership rights in the Citi Marks, at Citigroup's written request, TPC shall, and shall cause each such Designated TPC Sublicensee to, assign such rights to Citigroup or to a member of the Citigroup Affiliated Group designated by Citigroup.

                  (b) TIC acknowledges and agrees that TPC, and/or such other TPC Subsidiary referred to in the first sentence of Section 3.1(f) hereof, as the case may be, is the owner of all of the right, title, and interest in and to the TPC Marks and all goodwill associated therewith throughout the world and acknowledges the validity of the TPC Marks and of all trademark and service mark registrations and applications of TPC and its Subsidiaries pertaining thereto. TIC agrees that it shall, and shall cause each Designated TIC Sublicensee to, uphold the goodwill inherent in the TPC Marks and to assist TPC at TPC's expense to protect the rights of TPC and its Subsidiaries therein. All use of the TPC Marks by TIC and all Designated TIC Sublicensees (including all past, present and future use), and the goodwill generated thereby, shall inure to the benefit of TPC and shall not vest in TIC or in any Designated TIC Sublicensee. TIC shall not, directly or indirectly, contest or challenge the validity or enforceability of the TPC Marks and/or TPC's ownership thereof. To the extent that TIC or any Designated TIC Sublicensee is deemed to have any ownership rights in the TPC Marks, at TPC's written request, TIC shall, and shall cause each such Designated TIC Sublicensee to, assign such rights to TPC or to such other TPC Subsidiary designated by TPC.

                  Section 3.5       Termination of Trademark Licenses.

                  (a) The Citi License granted pursuant to this Article III shall automatically expire (subject to earlier termination in accordance with Section 3.5(b) hereof) upon the earlier to occur of (i) the date on which TPC and the Designated TPC Sublicensees cease use of all the Citi Marks with no intent to resume use (for which TPC shall notify Citigroup in writing as soon as reasonably practicable thereafter), or (ii) the second anniversary of the consummation of the Initial Public Offering; provided, however, that notwithstanding anything in this Agreement to the contrary, the Citi License will be extended as and to the extent required by applicable law, regulation, or for TPC and its Subsidiaries to comply with applicable contractual commitments existing as of the date of this Agreement, as set forth on Schedule 3.5(a).

                  (b) Citigroup shall have the right to terminate the Citi License with regard to a particular business unit of TPC or of a TPC Subsidiary or with regard to a particular Designated TPC Sublicensee at any time if such business unit of TPC or of such TPC Subsidiary or such Designated TPC Sublicensee has materially breached any term or provision of this Article III, and in either case (i) TPC or such Designated TPC Sublicensee has not taken reasonable steps to cure such non-compliance within 60 days of TPC's receipt of written notice of such non-compliance; and (ii) TPC or such Designated TPC Sublicensee has not cured such non-compliance within a commercially reasonable period of time following the 60 day period; provided, that such time periods shall be extended if necessary to obtain required regulatory approvals.

                  (c) The TPC License granted pursuant to this Article III shall automatically expire (subject to earlier termination in accordance with Section 3.5(d) hereof) upon the earlier to occur of (i) the date on which TIC and the Designated TIC Sublicensees cease use of all the TPC Marks with no intent to resume use (for which TIC shall notify TPC in writing as soon as reasonably practicable thereafter), or (ii) the second anniversary of the consummation of the Initial Public Offering; provided, however, that notwithstanding anything in this Agreement to the contrary, the TPC License will be extended as and to the extent required by applicable law, regulation, or for TIC to comply with applicable contractual commitments existing as of the date of this Agreement, as set forth on Schedule 3.5(c).

                  (d) TPC shall have the right to terminate the TPC License with regard to a particular business unit of TIC or with regard to a particular Designated TIC Sublicensee at any time if such business unit of TIC or such Designated TIC Sublicensee has materially breached any term or provision of this
Article III, and in either case (i) TIC or such Designated TIC Sublicensee has not taken reasonable steps to cure such non-compliance within 60 days of TIC's receipt of written notice of such non-compliance; and (ii) TIC or such Designated TIC Sublicensee has not cured such non-compliance within a commercially reasonable period of time following the 60 day period; provided that such time periods shall be extended if necessary to obtain required regulatory approvals.

                  Section 3.6       Use After Termination.

                  (a) Upon the expiration or earlier termination of the Citi License, TPC shall, and shall cause each of the Designated TPC Sublicensees to, subject to the provisions of Section 3.5(a) hereof, discontinue all uses of the Citi Marks within 60 days; provided, however, that Citigroup in its reasonable discretion may reduce such time period within which TPC and its Designated TPC Sublicensees shall discontinue any and all uses of one or more of the Citi Marks if, in Citigroup's reasonable determination, continuation of the use of such Citi Marks would have a material adverse effect upon the reputation of, or the goodwill associated with, the Citi Marks or any member of the Citigroup Affiliated Group.

                  (b) Subject to the Permanent TPC License, upon the expiration or earlier termination of the TPC License, TIC shall, and shall cause each of the Designated TIC Sublicensees to, subject to the provisions of Section 3.5(c) hereof, discontinue all uses of the TPC Marks within 60 days; provided, however, that TPC in its reasonable discretion may reduce such time period within which TIC and its Designated TIC Sublicensees shall discontinue any and all such uses of one or more of the TPC Marks if, in TPC's reasonable determination, continuation of the use of the TPC Marks would have a material adverse effect upon the reputation of, or the goodwill associated with, the TPC Marks or any TPC Subsidiary.

                  (c) Citigroup agrees that for one year following the expiration or earlier termination of the Citi License it and the members of the Citigroup Affiliated Group shall not use or license the Citi Marks for use in the property and casualty business for which TPC was licensed to use the Citi Marks during the term of the Citi License, unless such Citi Marks were already in use by or used by a third party in accordance with a license from Citigroup or a member of the Citigroup Affiliated Group for such competitive purposes during the term of and in accordance with the terms of the Citi License.

                  (d) TPC agrees that for one year following the expiration or earlier termination of the TPC License it and its Subsidiaries shall not use or license the TPC Marks for use in a manner that is competitive with the purposes for which TIC was licensed to use the TPC Marks during the term of the TPC License unless such TPC Marks were already in use by or used by a third party in accordance with a license from TPC or its Subsidiaries for such competitive purposes during the term of and in accordance with the terms of the TPC License.

                  Section 3.7 Trademark Usage Marking Requirements and Quality Control.

                  (a) Citigroup shall have the right to periodically inspect and evaluate the products and services bearing the Citi Marks of TPC or any Designated TPC Sublicensee. Upon request by Citigroup, no more than twice per year (unless reasonably justified under the circumstances), TPC shall deliver to Citigroup samples of such use.

                  (b) TPC shall have the right to periodically inspect and evaluate the products and services bearing the TPC Marks of TIC or any Designated TIC Sublicensee. Upon request by TPC, no more than twice per year(unless reasonably justified under the circumstances), TIC shall, or Citigroup shall cause the Designated TIC Sublicensee to, deliver to TPC samples of such use.

                  Section 3.8 Disclaimers of Representations and Warranties.

                  (a) CITIGROUP, ON ITS OWN BEHALF AND ON BEHALF OF THE CITIGROUP AFFILIATED GROUP, HEREBY SPECIFICALLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES,

EXPRESS OR IMPLIED (INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY, REGISTRABILITY, OR NON-INFRINGEMENT AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE), REGARDING THE CITI MARKS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, TPC ACKNOWLEDGES THAT THE LICENSES GRANTED IN THIS AGREEMENT (INCLUDING THOSE GRANTED IN THIS ARTICLE III ) AND THE CITI MARKS ARE PROVIDED "AS IS."

                  (b) TPC, ON ITS OWN BEHALF AND ON BEHALF OF ITS SUBSIDIARIES, HEREBY SPECIFICALLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED (INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY, REGISTRABILITY, OR NON-INFRINGEMENT AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE), REGARDING THE TPC MARKS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, TIC ACKNOWLEDGES THAT THE LICENSES GRANTED IN THIS AGREEMENT (INCLUDING THOSE GRANTED IN THIS ARTICLE III ) AND THE TPC MARKS ARE PROVIDED "AS IS."

                                   ARTICLE IV

                           PATENT LICENSING AGREEMENT

                  Section 4.1 Grant of TPC Patent License. TPC hereby grants, or to the extent a TPC affiliate owns or has the right to license the TPC Patents, TPC hereby causes such affiliate to grant, to TIC a perpetual, royalty-free, worldwide, non-exclusive license (the "TPC Patent License"), under the TPC Patents to make, have made, use, sell, offer to sell, lease and import products and services covered under such patents (the "Citigroup Licensed Products or Services"); provided, however, that the licensed field of use shall exclude the property and casualty insurance business. TIC shall have no right to sublicense the TPC Patents; further provided, that TIC may sublicense the TPC Patents within the scope of the TPC Patent License to any member of the Citigroup Affiliated Group for so long as such member of the Citigroup Affiliated Group remains a member of the Citigroup Affiliated Group, and that the licenses in this Section 4.1 include the right to convey to any customer of TIC or customer of a Citigroup Affiliated Group, with respect to any Citigroup Licensed Products or Services which are sold or leased by TIC or a member of the Citigroup Affiliated Group to such customer, rights to use such Citigroup Licensed Products or Services; provided, however, that the provision of certain pass-through rights shall not be a sham to effect the sublicensing of a competitor of TPC. This Agreement supersedes all prior agreements (whether written, oral, or implied) between any member of the Citigroup Affiliated Group and TPC or any Subsidiary of TPC, with respect to the Citigroup Patents. Citigroup shall have no rights to the TPC Patents other than those expressly set forth in this Agreement.

                  Section 4.2 Prosecution, Maintenance and Enforcement of the TPC Licensed Patents.

                  (a) Prosecution and Maintenance of the TPC Patents. In the event that TPC intends to cease prosecution or maintenance of a particular TPC Patent then TPC shall notify TIC as soon as practicable, and in no event, less than thirty (30) days prior to any relevant statutory deadline, and at the written request and expense (for out-of-pocket costs) of TIC, execute such documents and perform such acts in a timely manner as may be reasonably necessary to effect an assignment of TPC's right, title and interest in and to such TPC Patent to TIC. TIC agrees to grant back to TPC a perpetual, worldwide, royalty-free, non-transferable, non-sublicensable (except that TPC may transfer or sublicense to any TPC Subsidiary), non-exclusive license to any such assigned TPC Patent; provided, however, that the provision of certain pass-through rights pursuant to such license shall not be a sham to effect the sublicensing of a competitor of TIC or a competitor of another member of the Citigroup Affiliated Group.

                  (b) Licenses of the TPC Patents to Third Parties. TPC agrees that it will not, without TIC's prior consent (such consent not to be unreasonably withheld), assign, transfer, convey, relinquish control of, or license the TPC Patents to third parties, or enter into any settlements or consent judgments relating to the TPC Patents if such license would impair TIC's rights hereunder.

                  (c) Enforcement of the TPC Patents. Citigroup shall, at its sole discretion, inform TPC of any alleged infringement of the TPC Patents by a third party and of any evidence thereof. TPC has the first right to prosecute at its own expense and for its own benefit (subject to the limitations set forth in Section 4.2(b) above) any infringements of the TPC Patent Rights. In the event that TPC chooses not to prosecute such infringement of the TPC Patents, or if within six (6) months of receiving notice from Citigroup of such infringement TPC is unsuccessful in causing the alleged infringer to desist and/or take a license subject to the limitations set forth in Section 4.2(b) above, and is not diligently enforcing an infringement action against such alleged infringer, TPC shall, at Citigroup's request, prosecute at Citigroup's expense (for legal and out-of-pocket costs) such alleged infringement of the TPC Patents. Any recovery or damages derived from any such infringement suit prosecuted at Citigroup's expense shall first be used to reimburse Citigroup for all expenses (including TPC's expenses) relating to the suit and thereafter split fifty percent (50%) each between Citigroup and TPC.

                  Section 4.3 Disclaimers of Representations and Warranties.

                  TPC, ON ITS OWN BEHALF AND ON BEHALF OF ITS SUBSIDIARIES, HEREBY SPECIFICALLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED (INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY, REGISTRABILITY, OR NON-INFRINGEMENT AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE), REGARDING THE TPC PATENTS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, TIC ACKNOWLEDGES THAT THE LICENSES GRANTED IN THIS ARTICLE IV AND THE TPC PATENTS ARE PROVIDED "AS IS."

                                    ARTICLE V

                             EQUITY PURCHASE RIGHTS

                  Section 5.1 Equity Purchase Rights. So long as the members of the Citigroup Affiliated Group beneficially own, in aggregate, (excluding for such purposes shares of Common Stock beneficially owned by Citigroup but not for its own account, including (in such exclusion) beneficial ownership which arises by virtue of some entity that is an affiliate of Citigroup being a sponsor or advisor of a mutual or similar fund that beneficially owns shares of Common Stock) shares entitled to twenty percent (20%) or more of the votes entitled to be cast by the then outstanding Common Stock, the members of the Citigroup Affiliated Group shall have the equity purchase rights set forth in this Section
5.1 (the "Equity Purchase Rights"); provided, that the members of the Citigroup Affiliated Group shall not be entitled to Equity Purchase Rights to the extent that the principal national securities exchange in the United States on which the Common Stock is listed, if any, prohibits or limits the granting by TPC of such Equity Purchase Rights.

                  As soon as practicable after determining to issue Equity Purchase Shares, but in any event at least five Business Days prior to the issuance of Equity Purchase Shares to any Person other than to a member of the Citigroup Affiliated Group (and other than Equity Purchase Shares (i) if TPC then has outstanding Public Company Stock, issued under dividend reinvestment plans which offer Voting Stock to security holders at a discount from Average Market Price (as defined below) no greater than is then customary for public corporations, (ii) issued pursuant to the Transactions, (iii) issued in mergers, acquisitions and exchange offers or (iv) pursuant to its equity incentive plans), TPC shall notify Citigroup in writing of such proposed sale (which notice shall specify, to the extent practicable, the purchase price for, and terms and conditions of, such Equity Purchase Shares) and shall offer to sell to Citigroup (which offer may be assigned by Citigroup to another member of the Citigroup Affiliated Group) at the purchase price (net of any underwriting discounts or commissions), if any, to be paid by the transferee(s) of such Equity Purchase Shares an amount of Equity Purchase Shares determined as provided below. Immediately after the amount of Equity Purchase Shares to be sold to other Persons is known to TPC, it shall notify Citigroup (or such assignee) of such amount. If such offer is accepted in writing within five Business Days after the notice of such proposed sale (or such longer period as is necessary for the members of the Citigroup Affiliated Group to obtain regulatory approvals), TPC shall sell to such member of the Citigroup Affiliated Group an amount of Equity Purchase Shares (the "Equity Purchase Share Amount") equal to the product of (A) the quotient of (x) the number of shares of Voting Stock owned by the members of the Citigroup Affiliated Group, in the aggregate, immediately prior to the issuance of the Equity Purchase Shares by (y) the aggregate number of shares of Outstanding Voting Stock owned by Persons other than by members of the Citigroup Affiliated Group immediately prior to the issuance of the Equity Purchase Shares, multiplied by (B) the aggregate number of Equity Purchase Shares being issued by TPC to Persons other than to members of the Citigroup Affiliated Group rounded up to the nearest whole Equity Purchase Share. If, at the time of the determination of any Equity Purchase Share Amount, any other Person has preemptive or other equity purchase rights similar to the Equity Purchase Rights, such Equity Purchase Share Amount shall be recalculated to take into account the amount of Voting Stock to be sold to such Persons, rounding up such Equity Purchase Share Amount to the nearest whole Equity Purchase Share. If TPC determines in good faith that, in light of the advice of an investment banking firm advising it or of its other financial advisors, it must consummate the issuance and sale of the Equity Purchase Shares prior to the members of the Citigroup Affiliated Group having obtained the necessary regulatory approvals, TPC shall notify Citigroup in writing of such determination and shall then be free so to consummate such issuance and sale without the members of the Citigroup Affiliated Group having the right then to purchase its proportionate share of such Equity Purchase Shares; provided, however, that in such event the members of the Citigroup Affiliated Group shall have the right to purchase from TPC, within 60 Business Days (or such longer period (up to two years) as is necessary for the members of the Citigroup Affiliated Group to obtain regulatory approvals) Voting Stock in an amount equal to the amount of Voting Stock it would have received had it been able to purchase (and, in the case of Equity Purchase Shares other than Voting Stock, securities exercisable or exchangeable for or convertible into Voting Stock) the Equity Purchase Shares offered to it pursuant to this Section 5.1, at a per share purchase price equal to the lower of (i) the sum of the purchase price (net of any underwriting discounts or commissions), if any, paid by the transferee(s) plus the exercise price, if any, of such Equity Purchase Shares, or (ii) the Average Market Price per share of Voting Stock and, if there is no Average Market Price, the Fair Market Value per share of Voting Stock, in each case, at the time of purchase by the members of the Citigroup Affiliated Group.

                  The purchase and sale of any Equity Purchase Shares pursuant to this Section 5.1 shall take place at 9:00 am on the latest of (i) the fifth Business Day following the acceptance of such offer, (ii) the Business Day on which such Equity Purchase Shares are issued to Persons other than the members of the Citigroup Affiliated Group and (iii) the fifth Business Day following the expiration of any required governmental or other regulatory waiting periods or the obtaining of any required governmental or other regulatory consents or approvals, at the offices of Citigroup indicated in Section 11.1 hereof, or at such other time and place in New York City as Citigroup and TPC shall agree. At the time of purchase, TPC shall deliver to Citigroup (or such assignee) certificates registered in the name of the appropriate members of the Citigroup Affiliated Group representing the shares purchased and the members of the Citigroup Affiliated Group shall transfer to TPC the purchase price in United States dollars by bank check or wire transfer of immediately available funds, as specified by TPC, to an account designated by TPC not less than five Business Days prior to the date of purchase. TPC and the members of the Citigroup Affiliated Group will use their best efforts to comply as soon as practicable with all federal and state laws and regulations and stock exchange listing requirements applicable to any purchase and sale of securities under this
Section 5.1.

                  As used herein, "Average Market Price" of any security on any date means the average of the daily closing prices for the 10 consecutive trading days selected by TPC commencing not less than 20 days nor more than 30 trading days before the day in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, Inc. or, if such security is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers, Inc. Automated Quotations National Market System or, if such security is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by TPC for that purpose. For the purpose of this definition, the term "trading day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on such exchange or in such market.

                                   ARTICLE VI

                         FINANCIAL AND OTHER INFORMATION

                  Section 6.1 Twenty Percent Threshold. TPC agrees that, during any period in which the members of the Citigroup Affiliated Group beneficially own, in the aggregate, (excluding for such purposes shares of Common Stock beneficially owned by Citigroup but not for its own account, including (in such exclusion) beneficial ownership which arises by virtue of some entity that is an affiliate of Citigroup being a sponsor or advisor of a mutual or similar fund that beneficially owns shares of Common Stock) shares entitled to twenty percent (20%) or more of the votes entitled to be cast by the then outstanding Common Stock, or during any period in which any member of the Citigroup Affiliated Group is required to account for its investment in TPC on a consolidated basis or under the equity method of accounting (determined in accordance with GAAP consistently applied after consultation with Citigroup Auditors (as defined below)):

                  (a) Maintenance of Books and Records. TPC shall, and shall cause each of its consolidated subsidiaries to, (i) make and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of TPC and such subsidiaries and
(ii) devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (w) transactions are executed in accordance with management's general or specific authorization, (x) transactions are recorded as necessary (1) to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements and (2) to maintain accountability for assets, and (y) access to assets is permitted only in accordance with management's general or specific authorization.

                  (b) Fiscal Year. TPC shall, and shall cause each of its consolidated subsidiaries to, maintain a fiscal year which commences on January 1 and ends on December 31 of each calendar year; provided that, if on the date hereof any consolidated Subsidiary of TPC has a fiscal year which ends on a date other than December 31, TPC shall use its best efforts to cause such subsidiary to change its fiscal year to one which ends on December 31 if such change is reasonably practical.

                  (c) Summary Monthly Financial Information. As soon as practicable, and within five Business Days after the end of each month in each fiscal year of TPC, TPC shall deliver to Citigroup a summary of consolidated net income and consolidated pre-tax income for TPC and its subsidiaries for such month and the year-to-date period.

                  (d) Detailed Monthly Financial Information. As soon as practicable, and within ten Business Days after the end of each month in each fiscal year of TPC, TPC shall deliver to Citigroup information consistent with that presently provided in the "Executive Management Report."

                  (e) Unaudited Quarterly Financial Statements. As soon as practicable, and within 35 days after the end of each of the first three fiscal quarters in each fiscal year of TPC, TPC shall deliver to Citigroup drafts of
(i) the consolidated financial statements of TPC and its subsidiaries (and notes thereto) for such periods and for the period from the beginning of the current fiscal year to the end of such quarter, setting forth in each case in comparative form for each such fiscal quarter of TPC the consolidated figures (and notes thereto) for the corresponding quarter and periods of the previous fiscal year and all in reasonable detail and prepared in accordance with Article 10 of Regulation S-X, and (ii) a discussion and analysis by management of TPC's and its subsidiaries' financial condition and results of operations for such fiscal period, including, without limitation, an explanation of any material adverse change, all in reasonable detail and prepared in accordance with Item 303(b) of Regulation S-K. The information set forth in clauses (i) and (ii) above is herein referred to as the "Quarterly Financial Statements." TPC shall deliver to Citigroup all revisions to such drafts as soon as any such revisions are prepared or made. No later than the date TPC publicly files the Quarterly Financial Statements with the SEC or otherwise, TPC shall deliver to Citigroup the final form of the Quarterly Financial Statements certified by the chief financial officer of TPC as presenting fairly, in all material respects, the financial condition and results of operations of TPC and its consolidated subsidiaries.

                  (f) Quarterly and Annual Reports Furnished to State Insurance Regulatory Authorities. Prior to the filing by TPC or any Subsidiary of TPC of quarterly or annual reports with any and all state insurance regulatory authorities in each jurisdiction in which such reports are required to be filed, TPC shall deliver drafts of such reports to Citigroup and shall give Citigroup a reasonable opportunity to review and comment on such reports.

                  (g) Audited Annual Financial Information. As soon as is practicable, TPC shall deliver to Citigroup (i) within 60 days after the end of each fiscal year of TPC, drafts of (x) the consolidated financial statements of TPC (and notes thereto) for such year, setting forth in each case in comparative form the consolidated figures (and notes thereto) for the previous fiscal year and all in reasonable detail and prepared in accordance with Regulation S-X and
(y) a discussion and analysis by management of TPC's consolidated financial condition and results of operations for such year, including, without limitation, an explanation of any material adverse change, all in reasonable detail and prepared in accordance with Item 303(a) of Regulation S-K and (ii) within 45 days after the end of each fiscal year of TPC, a draft of a discussion and analysis of TPC's consolidated financial condition and results of operations for such year, including, without limitation, an explanation of any material adverse change, all in reasonable detail and prepared in accordance with Item 303(a) of Regulation S-K, for inclusion in the annual report to stockholders of any member of the Citigroup Affiliated Group. The information set forth in (i) and (ii) above is herein referred to as the "Annual Financial Statements." TPC shall deliver to Citigroup all revisions to such drafts as soon as any such revisions are prepared or made. TPC shall deliver to Citigroup, no later than 90 days after the end of each fiscal year of TPC (or on such earlier date on which the same are filed with the SEC), in final form, the Annual Financial Statements accompanied by an opinion thereon by TPC's independent certified public accountants.

                  (h) Other Financial Information. TPC shall provide to Citigroup upon request such other information and analyses as Citigroup may reasonably request on behalf of any member of the Citigroup Affiliated Group in order to analyze the financial statements and condition of TPC and its subsidiaries and shall provide Citigroup and its accountants with an opportunity to meet with management of TPC and its accountants in connection therewith. TPC shall deliver to Citigroup all Quarterly Financial Statements and Annual Financial Statements of each subsidiary of TPC which is itself required to file financial statements with the SEC or otherwise make such financial statements publicly available, with such financial statements to be provided in the same manner and detail and on the same time schedule as those financial statements of TPC required to be delivered to Citigroup pursuant to this Section 6.1.

                  (i) General Financial Statement Requirements. All information provided by TPC or any of its subsidiaries to Citigroup pursuant to Sections 6.1(c)-(j) inclusive, shall be consistent in terms of format and detail and otherwise with the procedures and practices in effect on the date hereof with respect to the provision of such financial and other information by TPC and its subsidiaries to Citigroup (and where appropriate, as presently presented in financial and other reports delivered to the Board of Directors of Citigroup), with such changes therein as may be reasonably requested by Citigroup from time to time, unless changes in such procedures or practices are required in order to comply with the rules and regulations of the SEC, as applicable.

                  (j) Public Information and SEC Reports. TPC and each of its subsidiaries which files information with the SEC shall deliver to Citigroup (to the attention of its Co-General Counsel) as soon as the same are substantially final, drafts of all reports, notices and proxy and information statements to be sent or made available by TPC or any of its subsidiaries to their security holders and all regular, periodic and other reports filed under Sections 13, 14 and 15 of the Exchange Act (including Reports on Forms 10-K, 10-Q and 8-K and Annual Reports to

Shareholders), and all registration statements and prospectuses to be filed by TPC or any of its subsidiaries with the SEC or any securities exchange pursuant to the listed company manual (or similar requirements) of such exchange (collectively, "TPC Public Documents") but in no event later than two Business Days in the case of any report on Form 8-K, or 10 Business Days in the case of any other such filing, prior to the filing thereof with the SEC, and, no later than the date the same are printed, sent or filed, whichever is earliest, final copies of all TPC Public Documents. Prior to issuance, TPC shall deliver to Citigroup copies of all press releases and other statements to be made available by TPC or any of its subsidiaries to the public, including, without limitation, information concerning material developments in the business, properties, results of operations, financial condition or prospects of TPC or any of its subsidiaries. No report, registration, information or proxy statement, prospectus or other document which refers, or contains information with respect, to any member of the Citigroup Affiliated Group shall be filed with the SEC or otherwise made public by TPC or any of its subsidiaries without the prior written consent of Citigroup with respect to those portions of such document which contain information with respect to any member of the Citigroup Affiliated Group, except as may be required by law, rule or regulation (in such cases TPC shall use its best efforts to notify the relevant member of the Citigroup Affiliated Group and obtain such member's consent before making such a filing with the SEC or otherwise making any such information public).

                  (k) Budgets and Projections. TPC shall, as promptly as practicable, deliver to Citigroup copies of annual and other budgets and financial projections (consistent in terms of format and detail and otherwise with the procedures in effect on the date hereof) relating to TPC or any of its subsidiaries and shall provide Citigroup an opportunity to meet with management of TPC to discuss such budgets and projections.

                  (l) Other Information. With reasonable promptness, TPC shall deliver to Citigroup such additional financial and other information and data with respect to TPC and its subsidiaries and their business, properties, financial position, results of operations and prospects as from time to time may be reasonably requested by Citigroup. Citigroup shall have the right to request financial information of the type covered in Sections 6.1(c) - (g) inclusive, on a more expedited time frame upon no less than five Business Days prior written notice. Such requests will be made only to the extent such information is applicable to one or more members of the Citigroup Affiliated Group.

                  (m) Earnings Releases. Citigroup agrees that, unless required by law, rule or regulation or unless TPC shall have consented thereto, no member of the Citigroup Affiliated Group will publicly release any quarterly, annual or other financial information of TPC or any of its subsidiaries ("TPC Information") delivered to Citigroup pursuant to this Section 6.1 prior to the time that Citigroup publicly releases financial information of Citigroup for the relevant period. TPC and Citigroup will consult on the timing of their annual and quarterly earnings releases and will give each other an opportunity to review the information therein relating to TPC and its subsidiaries and to comment thereon. In the event that any member of the Citigroup Affiliated Group is required by law to publicly release such TPC Information prior to the public release of Citigroup' financial information, Citigroup will give TPC notice of such release of TPC Information as soon as practicable but no later than two days prior to such release of TPC Information.

                  (n) Citigroup Affiliated Group Public Filings. Each of Citigroup and TPC shall cooperate fully with each other to the extent reasonably requested by the other in the preparation of any of their respective public earnings releases, quarterly reports on Form 10-Q, Annual Reports to Shareholders, Annual Reports on Form 10-K, any Current Reports on Form 8-K and any other proxy, information and registration statements, reports, notices, prospectuses and any other filings made by them or any of their respective subsidiaries with the SEC, any national securities exchange or otherwise made publicly available (collectively, "Public Filings"). Each of Citigroup and TPC agree to provide to each other all information that the other reasonably requests in connection with any such Public Filings or that, in the judgment of their respective General Counsels, is required to be disclosed therein under any law, rule or regulation. Such information shall be provided by Citigroup or TPC, as the case may be, in a timely manner to enable TPC or Citigroup, as the case may be, to prepare, print and release such Public Filings on such date as Citigroup or TPC, as the case may be, shall determine. If and to the extent requested by Citigroup or TPC, the other party shall diligently review all drafts of such Public Filings and prepare in a diligent and timely fashion any portion of such Public Filing pertaining to such other party or its subsidiaries. Prior to any printing or public release of any Public Filing, an appropriate executive officer of Citigroup or TPC, as the case may be, shall, if requested by the other party, certify that the information relating to Citigroup or TPC, as the case may be, in such Public Filing is accurate, true and correct in all material respects. Unless required by law, rule or regulation, Citigroup or TPC, as the case may be, shall not publicly release any financial or other information which conflicts with the information with respect to the other party that is included in any Public Filing without the prior consent of TPC or Citigroup, as the case may be.

                  (o) Subject to the requirements of all applicable laws, rules and regulations, (i) if TPC is to submit to a vote of its stockholders the election, approval or ratification of the selection of its firm of independent certified public accountants pursuant to Schedule 14A under the Exchange Act, TPC shall so submit to such a vote such accounting firm as is designated by Citigroup and (ii) if TPC does not so submit a firm of accountants to such a vote, TPC shall cause its independent certified public accountants to be such accounting firm as is designated, from time to time, by Citigroup.

                  Section 6.2 Citigroup Annual Statements. In connection with any Citigroup Affiliated Group member's preparation of its audited annual financial statements and its Annual Reports to Shareholders (collectively the "Citigroup Annual Statements"), during any period in which the members of the Citigroup Affiliated Group own, in the aggregate, (excluding for such purposes shares of Common Stock owned by Citigroup but not for its own account, including (in such exclusion) beneficial ownership which arises by virtue of some entity that is an affiliate of Citigroup being a sponsor or advisor of a mutual or similar fund that beneficially owns shares of Common Stock) shares entitled to twenty percent (20%) or more of the votes entitled to be cast by the then outstanding Common Stock, (or such lesser percentage during any time that any member of the Citigroup Affiliated Group is required, in accordance with GAAP, to account for its investment in TPC on a consolidated basis or under the equity method of accounting), TPC agrees as follows:

                  (a) Coordination of Auditors' Opinions. TPC will use its best efforts to enable its independent certified public accountants (the "TPC Auditors") to complete their audit such that they will date their opinion on TPC's audited annual financial statements (the "TPC Annual Financial Statements") on the same date that Citigroup independent certified public accountants (the "Citigroup Auditors") date their opinion on the Citigroup Annual Statements, and to enable Citigroup to meet its timetable for the printing, filing and public dissemination of the Citigroup Annual Statements.

                  (b) Cooperation. Each of Citigroup and TPC will provide to the other party on a timely basis all information that such other party or any of its subsidiaries reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of its annual and quarterly statutory statements, its audited annual financial statements, its Annual Reports to Shareholders, its annual, quarterly and current reports under the Exchange Act, and any of its registration statements, prospectuses and other filings made with the SEC (collectively, the "Filings"). In this respect, Citigroup or TPC, as the case may be, will provide all required financial information with respect to it and its consolidated subsidiaries to the other party's auditors and management in a sufficient and reasonable time and in sufficient detail to permit such auditors to take all steps and perform all review necessary to provide sufficient assistance to such auditors with respect to information to be included or contained in the Filings, such assistance to such auditors to be in conformity with current and past practices.

                  (c) Access to Personnel and Working Papers. TPC will authorize the TPC Auditors to make available to the Citigroup Auditors both the personnel who performed or are performing the annual audit of TPC and, consistent with customary professional practice and courtesy of such auditors with respect to the furnishing of work papers, work papers related to the annual audit of TPC, in all cases within a reasonable time after the TPC Auditor's opinion date, so that the Citigroup Auditors are able to perform the procedures they consider necessary to take responsibility for the work of the TPC Auditors as it relates to the Citigroup Auditors' report on the Citigroup Annual Statements, all within sufficient time to enable Citigroup to meet its timetable for the printing, filing and public dissemination of the Citigroup Annual Statements.

                  Section 6.3 Fifty Percent Threshold. TPC agrees that during any period in which the members of the Citigroup Affiliated Group beneficially own, in the aggregate, (excluding for such purposes shares of Common Stock beneficially owned by Citigroup but not for its own account, including (in such exclusion) beneficial ownership which arises by virtue of some entity that is an affiliate of Citigroup being a sponsor or advisor of a mutual or similar fund that beneficially owns shares of Common Stock) shares entitled to fifty percent (50%) or more of the votes entitled to be cast by the then outstanding Common Stock (or in which, notwithstanding such percentage, any member of the Citigroup Affiliated Group is required, in accordance with GAAP, to consolidate TPC's financial statements with its financial statements):

                  (a) Internal Auditors. TPC shall provide Citigroup's internal auditors or other representatives of Citigroup access to TPC's and its subsidiaries' books and records so that Citigroup may conduct reasonable audits relating to the financial statements provided by TPC pursuant to Sections 6.1(c)-(h) hereof, inclusive, as well as to the internal accounting controls and operations of TPC and its subsidiaries.

                  (b) Accounting Estimates and Principles. TPC will give Citigroup reasonably notice of any proposed significant change in accounting estimates or material changes in accounting principles from those in effect on the date hereof, excluding changes that are mandated or required by the SEC, the Financial Accounting Standards Board or the American Institute of Certified Public Accountants, that could affect both TPC or Citigroup. In this connection, TPC will consult with Citigroup and, if requested by Citigroup, TPC will consult with its independent public accountants with respect thereto. As to material changes in accounting principles which could affect TPC or Citigroup, TPC will not make any such changes without Citigroup's prior written consent, excluding changes that are mandated or required by the SEC, the Financial Accounting Standards Board or the American Institute of Certified Public Accountants, if such a change would be sufficiently material to be required to be disclosed in TPC's financial statements as filed with the SEC or otherwise publicly disclosed therein. If Citigroup so requests, TPC will be required to obtain the concurrence of TPC Auditors as to such material change prior to its implementation.

                  (c) Management Certification. TPC's chief financial or accounting officer shall submit a quarterly representation in the form prescribed by Citigroup attesting to the accuracy and completeness of the financial and accounting records referred to therein in all material respects.

                  (d) Detailed Quarterly Financial Information. As soon as practicable, and within five Business Days after the end of the first three fiscal quarters in each fiscal year of TPC, TPC shall deliver to Citigroup (i) a detailed consolidated balance sheet and consolidated statement of income consistent with Citigroup's present chart of accounts (with such changes in such chart of accounts as may be requested by Citigroup from time to time) and (ii) statistical information necessary for inclusion in any Citigroup Affiliated Group member's quarterly earnings press release, along with appropriate supporting documentation.

                  (e) Detailed Annual Financial Information. As soon as practicable, and within five Business Days after the end of each fiscal year of TPC, TPC shall deliver to Citigroup (i) a detailed consolidated balance sheet and consolidated statement of income consistent with Citigroup's present chart of accounts (with such changes in such chart of accounts as may be requested by Citigroup from time to time) as of and for the full fiscal year, and (ii) statistical information necessary for inclusion in any Citigroup Affiliated Group member's annual earnings press release, along with appropriate supporting documentation.

                  (f) Accountants' Reports. Promptly, but in no event later than five Business Days following the receipt thereof, TPC shall deliver to Citigroup copies of all reports submitted to TPC or any of its subsidiaries by their independent certified public accountants, including, without limitation, each report submitted to TPC or any of its subsidiaries concerning its accounting practices and systems and any comment letter submitted to management in connection with their annual audit and all responses by management to such reports and letters.

                  Section 6.4 Nine Percent Threshold. TPC agrees that, during any period in which the members of the Citigroup Affiliated Group beneficially own, in the aggregate, (excluding for such purposes shares of Common Stock beneficially owned by Citigroup but not for its own account, including (in such exclusion) beneficial ownership which arises by virtue of some entity that is an affiliate of Citigroup being a sponsor or advisor of a mutual or similar fund that beneficially owns shares of Common Stock) shares entitled to nine percent (9%) but less than twenty percent (20%) of the votes entitled to be cast by the then outstanding Common Stock, TPC shall:

                  (a) furnish to Citigroup as soon as publicly available, copies of all financial statements, reports, notices and proxy statements sent by TPC in a general mailing to all its shareholders, of all reports on Forms 10-K, 10-Q and 8-K, of all final prospectuses filed pursuant to Rule 424 under the Securities Act; and

                  (b) permit Citigroup to visit and inspect any of the properties, corporate books, and financial and other records of TPC and its subsidiaries, and to discuss the affairs, finances and accounts of any such corporations with the officers of TPC and the TPC Auditors, all at such times and as often as Citigroup may reasonably request.

                  Section 6.5 Attorney Client Privilege. The provision of any information pursuant to this Article VI shall not be deemed a waiver of any privilege, including privileges arising under or related to the attorney-client privilege (a "Privilege"). Following the Trigger Date, neither TPC nor its Subsidiaries will be required to provide any information pursuant to this
Article VI if the provision of such information would serve as a waiver of any Privilege afforded such information.

                                   ARTICLE VII

                               REGISTRATION RIGHTS

                  Section 7.1 Piggyback Registrations.

                  (a) Right to Piggyback. Whenever TPC proposes to register any of its Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock) under the Securities Act for its own account or the account of any stockholder of TPC (other than the Initial Public Offering of TPC's Common Stock and the Concurrent Offering contemplated by the IPO S-1, offerings pursuant to employee benefit plans, or noncash offerings in connection with a proposed acquisition, exchange offer, recapitalization or similar transaction) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), TPC will give prompt written notice to Citigroup and to all other holders of Common Stock having similar registration rights, of its intention to effect such a registration and, subject to Section 7.1(b) hereof, shall include in such registration all Registrable Securities with respect to which TPC has received written request for inclusion therein within 15 days after receipt of TPC's notice.

                  (b) Priority. If a registration pursuant to this Section 7.1 involves an Underwritten Offering and the managing underwriter advises TPC in good faith that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then TPC will be required to include in such registration the maximum number of shares that such underwriter advises can be so sold, allocated

                           (i) if such registration was initiated by TPC, (x) first, to the securities TPC proposes to sell, (y) second, among the shares of Common Stock requested to be included in such registration by members of the Citigroup Affiliated Group and any other stockholder of TPC owning shares of Common Stock eligible for registration, pro rata, on the basis of the number of shares of Common Stock each holder requests be included in such registration, and (z) third, among other securities, if any, requested and otherwise eligible to be included in such registration; and

                           (ii) if such registration was initiated by a security holder of TPC, (w) first, among the shares of Common Stock requested to be included in such registration by such requesting security holder,
         (x) second, among the shares of Common Stock requested to be included in such registration by any member of Citigroup Affiliated Group, (y) third, among the shares of Common Stock requested to be included in such registration by any other stockholder of TPC owning shares of Common Stock eligible for such registration, pro rata, on the basis of the number of shares of Common Stock each holder requests be included in such registration, and (z) fourth, among other securities, if any, requested and otherwise eligible to be included in such registration (including securities to be sold for the account of TPC).

                  (c) In the case of a registration initialed by TPC, nothing contained herein shall prohibit TPC from determining, at any time, not to file a registration statement or, if filed, to withdraw such registration or terminate or abandon the registration related thereto, without prejudice, however, to the rights of the members of the Citigroup Affiliated Group to immediately request a registration pursuant to Section 7.2 hereof.

                  Section 7.2       Requested Registrations.

                  (a) Right to Request Registration. At any time after the date hereof, upon the written request of any member of the Citigroup Affiliated Group requesting that TPC effect the registration under the Securities Act of all or part of the Registrable Securities (a "Demand Registration") (other than the Initial Public Offering of TPC's Common Stock and the Concurrent Offering contemplated by the IPO S-1), TPC shall use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of such number of Registrable Securities requested to be so registered; provided, that TPC shall not be required to file a registration statement pursuant to this Section 7.2(a), (i) within a period of six months after the effective date of any other registration statement of TPC requested hereunder or pursuant to which any member of the Citigroup Affiliated Group shall have been given an opportunity to participate pursuant to Section 7.1 hereof, (ii) relating to an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the Securities Act if TPC is not, at the time, eligible to register shares of Common Stock on Form S-3 (or a successor form), or (iii) with respect to any offering that is not reasonably expected to yield gross proceeds of at least $60 million; provided, that in the event that the members of the Citigroup Affiliated Group, collectively, do not own at the time of such request such amount of Registrable Securities of the kind and type being so registered that would be reasonably expected to yield gross proceeds of at least $60 million, then the restriction contained in clause (iii) of this
Section 7.2(a) shall be disregarded with respect to such registration.

                  Promptly after receipt of any such request for Demand Registration, TPC shall give written notice of such request to all other holders of Common Stock having rights to have their shares included in such registration and shall, subject to the provisions of Section 7.2(c) hereof, include in such registration all such Registrable Securities with respect to which each member of the Citigroup Affiliated Group or such other stockholder has requested to be so registered.

                  (b) Effective Registration. A registration requested pursuant to this Section 7.2 shall not be deemed to have been effected (and, therefore, not requested for purposes of Section 7.2(a) above) (i) unless the registration statement relating thereto has become effective under the Securities Act, (ii) if after it has become effective such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason other than a misrepresentation or an omission by any member of the Citigroup Affiliated Group and, as a result thereof, the Registrable Securities requested to be registered cannot be completely distributed in accordance with the plan of distribution, (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of some act or omission by any member of the Citigroup Affiliated Group, or (iv) if, pursuant to Section 7.2(c) hereof, less than all of the Registrable Securities requested be registered were actually registered.

                  (c) Priority. If a requested registration pursuant to this
Section 7.2 involves an underwritten offering and the managing underwriter shall advise TPC that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then TPC will be required to include in such registration the maximum number of shares that such underwriter advises can be so sold, allocated (i) first, to Registrable Securities requested by the members of the Citigroup Affiliated Group to be included in such registration, (ii) second, among all shares of Common Stock requested to be included in such registration by any other stockholder of TPC owning shares of Common Stock eligible for such registration, pro rata on the basis of the number of shares of Common Stock requested to be included in such registration and (iii) third, among other securities, if any, requested and otherwise eligible to be included in such registration (including securities to be sold for the account of TPC).

                  (d) Preemption of Demand Registration. Notwithstanding the foregoing, if the Board of Directors of TPC determines in its good faith judgment, (i) after consultation with a nationally recognized investment banking firm, that there will be an adverse effect on a then contemplated public offering of TPC's securities, (ii) that the disclosures that would be required to be made by TPC in connection with such registration would be materially harmful to TPC because of transactions then being considered by, or other events then concerning, TPC, or (iii) that registration at the time would require the inclusion of pro forma or other information, which requirement TPC is reasonably unable to comply with, then TPC may defer the filing (but not the preparation) of the registration statement which is required to effect any registration pursuant to this Section 7.2 for a reasonable period of time, but not in excess of 90 calendar days (or any longer period agreed to by the requesting holders of Registrable Securities); provided, that at all times TPC is in good faith using all reasonable efforts to file the registration statement as soon as practicable.

                  (e) Other Registration Rights. TPC shall not grant to any Person the right, except to employees, directors, agents and consultants of TPC, to request TPC to register any securities of TPC except such rights as are not more favorable than the rights granted to the members of the Citigroup Affiliated Group herein, without the written consent of Citigroup.

                  Section 7.3 Registration Procedures. If and whenever TPC is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, TPC shall:

                  (a) prepare and file with the SEC as expeditiously as possible but in no event later than 90 days after receipt of a request for registration with respect to such Registrable Securities, a registration statement on any form for which TPC then qualifies or which counsel for TPC shall deem appropriate, which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its best efforts to cause such registration statement to become effective as soon as practicable; provided, that before filing with the SEC a registration statement or prospectus or any amendments or supplements thereto, including any documents incorporated by reference therein, TPC shall (x) furnish to Citigroup and to one counsel selected by Citigroup (or by Citigroup and holders of other securities covered by such registration statement, but in no event to more than one firm of attorneys for all such selling security holders) copies of all such documents proposed to be filed, which documents shall be subject to the review of Citigroup and such counsel, and (y) notify Citigroup of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

                  (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days or such shorter period which shall terminate when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174, or any successor thereto, thereunder, if applicable), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                  (c) furnish, without charge, to Citigroup and each underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (including one conformed copy to Citigroup and one signed copy to each managing underwriter and in each case including all exhibits thereto), and the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as Citigroup may reasonably request in order to facilitate the disposition of the Registrable Securities registered thereunder;

                  (d) use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the selling holders, and the managing underwriter, if any, reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the selling holders and each underwriter, if any, to consummate the disposition in such jurisdictions of the Registrable Securities registered thereunder; provided, that TPC shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

                  (e) use its best efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such insurance regulatory authorities as may be necessary by virtue of the business and operations of TPC to enable the selling holders to consummate the disposition of Registrable Securities registered thereunder;

                  (f) immediately notify the managing underwriter, if any, Citigroup and the selling holders at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event which comes to TPC's attention if as a result of such event the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and TPC shall promptly prepare and furnish to the selling holders a supplement or amendment to such prospectus so that as thereafter delivered, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that if TPC determines in good faith that the disclosure that would be required to be made by TPC would be materially harmful to TPC because of transactions then being considered by, or other events then concerning, TPC, or a supplement or amendment to such prospectus at such time would require the inclusion of pro forma or other information, which requirement TPC is reasonably unable to comply with, then TPC may defer, for a reasonable period of time not to exceed 90 days, furnishing to the selling holders a supplement or amendment to such prospectus; provided further, that at all times TPC is in good faith using all reasonable efforts to file such amendment as soon as practicable;

                  (g) use its best efforts to cause all such securities being registered to be listed on each securities exchange on which similar securities issued by TPC are then listed, and enter into such customary agreements including a listing application and indemnification agreement in customary form, provided, that the applicable listing requirements are satisfied, and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement;

                  (h) make available for inspection by Citigroup and any holder of securities covered by such registration statement, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such persons (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of TPC and its subsidiaries (collectively, "Records"), if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibilities, and cause TPC's and its subsidiaries' officers, directors and employees to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such registration statement. Notwithstanding the foregoing, TPC shall have no obligation to disclose any Records to the Inspectors in the event TPC determines that such disclosure is reasonable likely to have an adverse effect on TPC's ability to assert the existence of an attorney-client privilege with respect thereto;

                  (i) if requested, use its best efforts to obtain a "cold comfort" letter from TPC's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters;

                  (j) make available senior management personnel to participate in, and cause them to cooperate with the underwriters in connection with, "road show" and other customary marketing activities, including "one-on-one" meetings with prospective purchasers of the Registrable Securities;

                  (k) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earning statement covering a period of at least 12 months, beginning with the first month after the effective date of the registration statement (as the term "effective date" is defined in Rule 158(c) under the Securities Act), which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

                  (l) if requested to do so by the selling holders, use its best efforts to create a depositary arrangement whereby depositary shares representing fractional shares of Registrable Securities will be issued and to cause to be prepared and to execute customary documentation with respect to such depositary arrangement and such other documentation that the selling holders may reasonably request in order to facilitate the disposition of the depositary shares created thereunder (including, but not limited to, engaging a depositary and preparing and executing a depositary agreement).

                  It shall be a condition precedent to the obligation of TPC to take any action pursuant to this Agreement in respect of the Registrable Securities which are to be registered at the request of any member of the Citigroup Affiliated Group shall furnish to TPC such information regarding the securities held by TPC and the intended method of disposition thereof as TPC shall reasonably request and as shall be required in connection with the action taken by TPC.

                  Section 7.4 Restriction on Disposition of Registrable Securities. Citigroup agrees that, upon receipt of any notice from TPC of the happening of any event of the kind described in Section 7.3(f) hereof, Citigroup shall, and shall cause each member of the Citigroup Affiliated Group to, discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt of the copies of the supplemented or amended prospectus contemplated by Section 7.3(f) hereof, or until otherwise notified by TPC, and, if so directed by TPC, Citigroup shall, and shall cause each member of the Citigroup Affiliated Group to, deliver to TPC (at TPC's expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in their possession, of the prospectus covering such Registrable Securities at the time of receipt of such notice. In the event TPC shall give any such notice, the 180-day period mentioned in Section 7.3(b) hereof shall be extended by the greater of (x) three months or (y) the number of days during the period from and including the date of the giving of such notice pursuant to Section 7.3(f) hereof to and including the date when the selling holders shall have received the copies of the supplemented or amended prospectus contemplated by Section 7.3(f) hereof.

                  Section 7.5 Selection of Underwriters. If any offering pursuant to a registration requested pursuant to Section 7.2 hereof is to be an Underwritten Offering, Citigroup shall have the right to select a managing underwriter or underwriters to administer the offering, which may be Salomon Smith Barney Inc.

                  Section 7.6 Registration Expenses. TPC shall pay for all costs and expenses with respect to its compliance with its obligations in connection with a registration hereunder, including, but not limited to: (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) internal expenses (including without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities on any national securities exchange or interdealer quotation system, (vi) the reasonable fees and disbursements of counsel for TPC and customary fees and expenses for independent certified public accountants retained by TPC (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters), (vii) the reasonable fees and disbursements of not more than one firm of attorneys acting as legal counsel for all of the selling stockholders, collectively, (viii) the fees and expenses of any registrar and transfer agent or any depositary, (ix) the underwriting fees, discounts and commissions applicable to any Common Stock sold for the account of TPC and (x) the cost of preparing all documentation in connection therewith. Except as otherwise provided in clause (ix) of this
Section 7.6, TPC shall have no obligation to pay any underwriting fees, discounts, commissions or expenses attributable to the sale of Registrable Securities, including, without limitation, the fees and expenses of any underwriters and such underwriters' counsel.

                  Section 7.7 Conversion of Other Securities. If any holder of Registrable Securities offers any options, rights, warrants or other securities issued by it or any other person that are offered with, convertible into or exercisable or exchangeable for any Registrable Securities (including the Convertible Notes or similar securities), the Registrable Securities underlying such options, rights, warrants or other securities shall be eligible for registration pursuant to Sections 7.1 and 7.2 hereof.

                  Section 7.8 Rule 144. If and for so long as TPC is subject to the reporting requirements of the Exchange Act, TPC shall take such measures and file such information, documents and reports as shall be required by the SEC as a condition to the availability of Rule 144 (or any successor provision) under the Securities Act.

                  Section 7.9 Transfer of Registration Rights.

                  (a) Any member of the Citigroup Affiliated Group may transfer all or any portion of its rights under this Article VII and Article VIII hereof to any transferee (each, a "transferee") of Registrable Securities. Any transfer of registration rights pursuant to this Section 7.9 shall be effective upon receipt by TPC of written notice from such member of the Citigroup Affiliated Group stating the name and address of any transferee and identifying the amount of Registrable Securities with respect to which the rights under this Article VII (and Article VIII hereof) are being transferred and the nature of the rights so transferred. In connection with any such transfer, the term "Citigroup" or "member of the Citigroup Affiliated Group" as used in this Agreement shall, where appropriate to assign such rights and obligations to such transferee, be deemed to refer to the transferee holder of such Registrable Securities. Any member of the Citigroup Affiliated Group and such transferees may exercise the registration rights hereunder in such proportion as they shall agree among themselves.

                  (b) After such transfer, each member of the Citigroup Affiliated Group shall retain its rights under this Agreement with respect to all other Registrable Securities owned by such member of the Citigroup Affiliated Group.

                  (c) Upon the request of any member of the Citigroup Affiliated Group, TPC shall execute a Registration Rights Agreement with such transferee or a proposed transferee substantially similar to the applicable sections of this Agreement.

                                  ARTICLE VIII

               BUSINESS AND REGISTRATION STATEMENT INDEMNIFICATION

                  Section 8.1       General Cross Indemnification.

                  (a) Citigroup agrees to indemnify and hold harmless TPC and its Subsidiaries and each of the officers, directors, employees and agents of TPC and its Subsidiaries against any and all costs and expenses arising out of third party claims (including, without limitation, attorneys' fees, interest, penalties and costs of investigation or preparation for defense), judgments, fines, losses, claims, damages, liabilities, demands, assessments and amounts paid in settlement (collectively, "Losses"), in each case, based on, arising out of, resulting from or in connection with any claim, action, cause of action, suit, proceeding or investigation, whether civil, criminal, administrative, investigative or other (collectively, "Actions"), based on, arising out of, pertaining to or in connection with (i) any breach by Citigroup of this Agreement or any other agreement between TPC and its Subsidiaries on the one hand and any member of the Citigroup Affiliated Group on the other hand, (ii) the ownership or the operation of the assets or properties (other than capital stock of TPC and its subsidiaries), and the operation or conduct of the business of, including contracts entered into by, the members of the Citigroup Affiliated Group, whether before, on or after the date hereof (all determinations hereunder to be made after giving effect to the Reorganization), (iii) any claim that the Citi Marks licensed to and used by TPC and the Designated TPC Sublicensees within the scope of the Citi License infringe upon a third party's intellectual property rights, (iv) any use of the TPC Marks by TIC or any member of the Citigroup Affiliated Group that is in breach of the TPC License and (v) any untrue statement or alleged untrue statement of a material fact contained in any Filing of TPC or any Subsidiary of TPC, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with respect to financial information, if any, provided by Citigroup Inc. in writing to TPC or any of its Subsidiaries expressly for use in such Filing of TPC; provided, that this clause
(v) shall apply only to Citigroup Agency Information (as defined in Section 8.2(a) below) and only to the extent that any member of the Citigroup Affiliated Group has acted negligently in the preparation thereof.

                  (b) TPC agrees to indemnify and hold harmless each member of the Citigroup Affiliated Group and each of the officers, directors, employees and agents of each member of the Citigroup Affiliated Group against any and all Losses, in each case, based on, arising out of, resulting from or in connection with any Actions, based on, arising out of, pertaining to or in connection with
(i) any activities, action or inaction on the part of TPC or any of its Subsidiaries or any of their officers, directors, employees, affiliates acting as such (other than a member of the Citigroup

Affiliated Group acting as such), fiduciaries or agents, (ii) any breach by TPC of this Agreement or by TPC or any of its Subsidiaries of any other agreement between TPC or any of its Subsidiaries on the one hand and any member of the Citigroup Affiliated Group on the other hand, (iii) the ownership or the operation of the assets or properties, and the operation or conduct of the business of, including contracts entered into by, TPC and its Subsidiaries, whether before, on or after the date hereof (all determinations hereunder to be made after giving effect to the Reorganization), (iv) any claim that the TPC Marks licensed to and used by TIC and the Designated TIC Sublicensees within the scope of the TPC License infringe upon a third party's intellectual property rights, (v) any use of the Citi Marks by TPC or any of its Subsidiaries that is in breach of the Citi License, (v) any Keepwell, (vi) any representation, whether oral or written, to any TPC Employees with respect to the subject matter set forth in Section 9.8 of this Agreement and (vii) any untrue statement or alleged untrue statement of a material fact contained in any Filing of any member of the Citigroup Affiliated Group, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with respect to information, if any, provided by TPC or any of its Subsidiaries in writing to any member of the Citigroup Affiliated Group expressly for use in such Filing and (x) which is, or would be required to be, included in any Filing of TPC or any of its Subsidiaries (but excluding any Citigroup Agency Information to the extent that a member of the Citigroup Affiliated Group has acted negligently in the preparation thereof) or (y) constitutes TPC Agency Information (as defined below); provided, that this clause (vii) shall apply with respect to any TPC Agency Information only to the extent that TPC or any Subsidiary of TPC has acted negligently in the preparation thereof. As used herein, "TPC Agency Information" means information provided to any member of the Citigroup Affiliated Group by TPC or any of its Subsidiaries which has been prepared and so provided by TPC or any of its Subsidiaries in its capacity as agent for one or more members of the Citigroup Affiliated Group.

                  (c) The indemnity agreement contained in Sections 8.1(a) and
(b) shall be applicable whether or not any Action or the facts or transactions giving rise to such Action arose prior to, on or subsequent to the date of this Agreement.

                  Section 8.2       Registration Statement Indemnification.

                  (a) TPC agrees to indemnify and hold harmless each member of the Citigroup Affiliated Group, each Person to whom registration rights shall have been transferred pursuant to Section 7.9 hereof and each person, if any, who controls any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "Registration Indemnitees") from and against any and all Losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or

Prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with (i) information relating to a Registration Indemnitee furnished in writing to TPC by or on behalf of such Registration Indemnitee expressly for use in the Registration Statement or Prospectus, (ii) financial information, if any, provided by a Registration Indemnitee in writing to TPC expressly for use in the Registration Statement or Prospectus; provided, that this clause (ii) shall apply only to Registration Indemnitee Agency Information and only to the extent that such Registration Indemnitee has acted negligently in the preparation thereof and (iii) information relating to any underwriter furnished in writing to TPC or any of its Subsidiaries by or on behalf of such underwriter expressly for use in the Registration Statement or Prospectus. As used herein, "Registration Indemnitee Agency Information" means information provided to TPC or any of its Subsidiaries which has been prepared and so provided by Citigroup Inc. or, as applicable, the relevant transferee exercising registration rights pursuant to Section 7.9 hereto, in writing to TPC or any of its Subsidiaries.

                  (b) Each Registration Indemnitee agrees, severally and not jointly, to indemnify and hold harmless TPC and its Subsidiaries and any of their respective directors or officers who sign any Registration Statement, and any person who controls TPC within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from TPC to each Registration Indemnitee, but only with respect to (i) information relating to such Registration Indemnitee furnished in writing to TPC by or on behalf of such Registration Indemnitee expressly for use in the Registration Statement or Prospectus and (ii) financial information, if any, provided by such Registration Indemnitee in writing to TPC expressly for use in the Registration Statement or Prospectus; provided, that this clause (ii) shall apply only to Citigroup Agency Information and only to the extent that such Registration Indemnitee has acted negligently in the preparation thereof. For purposes of this Section 8.2(b), any information relating to any underwriter that is contained in a Registration Statement or Prospectus shall not be deemed to be information relating to a Registration Indemnitee. If any Action shall be brought against TPC, any of its directors, any such officer, or any such controlling person based on any Registration Statement or Prospectus and in respect of which indemnity may be sought against a Registration Indemnitee pursuant to this paragraph (b), such Registration Indemnitee shall have the rights and duties given to TPC by Section 8.4 hereof (except that if TPC shall have assumed the defense thereof such Registration Indemnitee shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Registration

Indemnitee's expense), and TPC, its directors, any such officer, and any such controlling person shall have the rights and duties given to such Registration Indemnitee by Section 8.4 hereof.

                  Section 8.3       Contribution.

                  (a) If the indemnification provided for in this Article VIII is unavailable to an indemnified party under Section 8.2 hereof in respect of any Losses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by TPC on the one hand and the applicable Registration Indemnitee on the other hand from the offering of the securities covered by such Registration Statement and Prospectus, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of TPC on the one hand and the applicable Registration Indemnitee on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by TPC on the one hand and a Registration Indemnitee on the other shall be deemed to be in the same proportion as the total net proceeds from the applicable securities offering (before deducting expenses) received by TPC bear to the total net proceeds from such offering (before deducting expenses) received by such Registration Indemnitee. The relative fault of TPC on the one hand and the applicable Registration Indemnitee on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by TPC on the one hand or by such Registration Indemnitee on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (b) TPC and each Registration Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 8.3 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph
(a) above. The amount paid or payable by an indemnified party as a result of the Losses referred to in paragraph (a) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such Action. Notwithstanding the provisions of this Section 8.3, a Registration Indemnitee shall not be required to contribute any amount in excess of the amount by which the proceeds to such Registration Indemnitee exceeds the amount of any damages which such Registration Indemnitee has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  Section 8.4 Procedure. If any Action shall be brought against a Registration Indemnitee or any other person entitled to indemnification pursuant to this Article VIII (collectively with the Registration Indemnitees, the "Indemnitees") in respect of which indemnity may be sought against TPC, such Indemnitee shall promptly notify TPC, and TPC shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Indemnitee shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such person unless (i) TPC has agreed in writing to pay such fees and expenses, (ii) TPC has failed to assume the defense and employ counsel, or (iii) the named parties to an Action (including any impleaded parties) include both an Indemnitee and TPC and such Indemnitee shall have been advised by its counsel that representation of such indemnified party and TPC by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case TPC shall not have the right to assume the defense of such Action on behalf of such Indemnitee). It is understood, however, that TPC shall, in connection with any one such Action or separate but substantially similar or related Actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified persons not having actual or potential differing interests among themselves, and that all such fees and expenses shall be reimbursed as they are incurred. TPC shall not be liable for any settlement of any such Action effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such Action, TPC agrees to indemnify and hold harmless each Indemnitee, to the extent provided in the preceding paragraph, from and against any Losses by reason of such settlement or judgment.

                  Section 8.5 Other Matters.

                  (a) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Action.

                  (b) Any Losses for which an indemnified party is entitled to indemnification or contribution under this Article VIII shall be paid by the indemnifying party to the indemnified party as such Losses are incurred. The indemnity and contribution agreements contained in this Article VIII shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Indemnitee, TPC, its directors or officers, or any person controlling TPC, and (ii) any termination of this Agreement.

                  (c) The parties hereto shall, and shall cause their respective subsidiaries to, cooperate with each other in a reasonable manner with respect to access to unprivileged information and similar matters in connection with any Action. The provisions of this Article VIII are for the benefit of, and are intended to create third party beneficiary rights in favor of, each of the indemnified parties referred to herein.

                                   ARTICLE IX

                                OTHER PROVISIONS

                  Section 9.1 Keepwell Payments. TPC agrees to reimburse any member of the Citigroup Affiliated Group who has provided a Keepwell for any and all amounts paid or payable (including all fees, costs and expenses incurred) by such member of the Citigroup Affiliated Group in connection with the performance by such member of its obligations under any Keepwell.

                  Section 9.2 Insurance Provided by TPC.

                  (a) TPC shall cause each of its Subsidiaries to continue to offer and to provide to the members of the Citigroup Affiliated Group the insurance coverage described in Schedule 9.2(a) hereto, and any other insurance coverage that members of the Citigroup Affiliated Group may from time to time reasonably request. TPC shall, and shall cause each of its Subsidiaries to, offer and provide such insurance coverage on premium and coverage terms that are consistent with past practices. It is understood that some of the insurance coverage listed in Schedule 9.2(a) may include the interests of TPC and its Subsidiaries as insured, which interests shall be governed by and terminated in accordance with the terms of Section 9.3 hereof. TPC's obligations pursuant to this Section 9.2 shall terminate as of the Trigger Date; provided, that no such termination shall have the effect of shortening or terminating the period of coverage of any such insurance policy then currently in effect, except for coverage provided under the worker's compensation insurance policy which shall be non-renewed prior to the Trigger Date; and provided further, that TPC shall, and shall cause its Subsidiaries to, cooperate with the members of the Citigroup Affiliated Group after the Trigger Date to find mutually acceptable arrangements whereby the insurance coverage referred to in this Section 9.2 shall continue to be made available to the members of the Citigroup Affiliated Group if they so choose.

                  Notwithstanding the foregoing, until the fifth anniversary of the Trigger Date, TPC shall cause one or more of its Subsidiaries to offer and, upon Citigroup's acceptance of the offer, provide excess SIPC protection to members of the Citigroup Affiliated Group; provided, however, if TPC or one of its Subsidiaries offers to provide excess SIPC protection to members of the Citigroup Affiliated Group, and the members of the Citigroup Affiliated Group do not accept such offer, neither TPC nor its Subsidiaries will be required to make any additional offers to provide such excess SIPC protection in the future. All such excess SIPC protection shall be so offered and provided on premium and coverage terms that are consistent with prevailing market rates, terms and conditions for such coverage, including but not limited to market underwriting and indemnification commensurate with the financial risk assumed by TAP; provided, that a TPC Subsidiary continues to write excess SIPC protection. At least 90 days before any annual expiration date of the excess SIPC protection TPC may notify Citigroup in writing of a nonrenewal of coverage on the then effective terms. If no such notice is provided within such time period, TAP shall offer to renew such excess SIPC protection on the same terms as then in effect. The notice contemplated by the immediately preceding sentence shall not be required to be made with respect to any such anniversary date if the excess SIPC protection referred to therein shall have been terminated by agreement of the parties prior to such anniversary date.

                  (b) The Citigroup Affiliated Group shall be responsible for any and all losses against it (and related expenses), including the deductibles (and self-insured retentions) applicable to the insurance coverage referred to in Section 9.2(a) hereof. Unless otherwise mutually agreed to in writing, Citigroup shall have the sole and absolute authority to handle any and all claims filed under any policy referred to in this Section 9.2, or any insurance coverage or self-insurance relating to prior periods, by any member of the Citigroup Affiliated Group, including, without limitation, decisions regarding the settlement of any or all such claims.

                  Section 9.3       Insurance Maintained by Citigroup.

                  (a) Prior to the Trigger Date, Citigroup shall use its best efforts to (i) continue to obtain and maintain the insurance coverage for itself and on behalf of TPC and its Subsidiaries described in Schedule 9.3(a) hereto to the extent that Citigroup obtains and maintains such coverage on a company-wide basis and for the benefit of the members of the Citigroup Affiliated Group generally or (ii) assist TPC in finding mutually acceptable arrangements to replace the insurance coverage referred to in this Section 9.3. To the extent that such insurance coverage are so obtained and maintained, Citigroup shall use its reasonable best efforts to obtain and maintain such insurance coverage on payment terms consistent with the past cost allocation practices of the members of the Citigroup Affiliated Group and on such other terms as are consistent with past practices. Citigroup's obligations pursuant to this Section 9.3 shall terminate as of the Trigger Date; provided, however, that as of and after the Trigger Date Citigroup shall use its best efforts to continue to obtain and maintain the insurance coverage on behalf of TPC and its Subsidiaries described on Schedule 9.3(a) hereto with respect to occurrences pre-dating the Trigger Date on payment terms in accordance with such allocation practices and other terms as are determined by Citigroup in its reasonable discretion, for a term continuing until the sixth anniversary of the Trigger Date.

                  (b) TPC and its Subsidiaries shall be responsible for any and all losses and related expenses against them, including, but not limited to, the deductibles (and self-insured retentions), defense costs and expenses, retrospective premium adjustments, workers' compensation self-insurance assessments, surety bonds, Risk Management Information System charges, Loss Prevention Engineering charges, Corporate Insurance Department cost allocations, etc., applicable to the insurance coverage referred to in Section 9.3(a) hereof, any other insurance coverage that either (i) preceded those listed in Schedule 9.3(a) or (ii) are listed on Schedule 9.3(a). For any given period of coverage under any insurance policy referred to in Section 9.3(a) hereof for which a portion of the premiums are paid for (by intercompany cost allocation or otherwise) by TPC or its Subsidiaries, TPC and its Subsidiaries, collectively, shall be entitled to make claims in respect of such policy and receive reimbursements for claims made thereunder. Citigroup shall have the sole and absolute authority to manage any and all claims filed under any policy referred to in this Section 9.3 or any insurance coverage or self-insurance relating to prior periods; provided, however, in the event of a conflict of interest between Citigroup and TPC, the parties agree to discuss and decide upon a management process for the settlement of any claims with respect to the insurance coverage maintained by Citigroup on behalf of TPC and its Subsidiaries described on
Schedule 9.3(a) hereto with respect to occurrences pre-dating the Trigger Date. Subject to the foregoing proviso, TPC shall have the right to consult with Citigroup regarding the management and settlement decisions regarding any and all of its claims provided that all contacts with the insurance company providing the subject coverage shall be directed exclusively through Citigroup.

                  Section 9.4       Aviation Services.

From and after the date hereof, no member of the Citigroup Affiliated Group shall be obligated to provide to TPC or any of its Subsidiaries use of any aircraft owned or leased by any member of the Citigroup Affiliated Group or any aviation services related thereto. To the extent that Citigroup permits such use by or provides such services to TPC or any of its Subsidiaries, TPC agrees that
(i) TPC shall promptly

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
pay to the member of the Citigroup Affiliated Group that so provides such aircraft or services an amount equal to all costs, fees and expenses incurred, directly or indirectly, by such member in connection with providing such use or services (including, without limitation, allocations of salaries (including benefits) of personnel, hangar fees, insurance costs, fuel, maintenance and depreciation, in each case as determined by such member in its reasonable discretion) and (ii) the continued use of such aircraft and aviation services by TPC and its Subsidiaries is subject to the continuing consent of Citigroup, which can be revoked by Citigroup at any time, in whole or in part, in the sole and absolute discretion of Citigroup. Citigroup shall sell, convey, transfer, assign and deliver (or cause to be sold, conveyed, transferred, assigned and delivered) to TPC all of Citigroup's right, title and interest in a Falcon 2000 executive jet (sn 20. Tail number N389GS), helicopter (sn. 760462 Tail number N387GS) and certain other equipment used or operated at the Bradley International Airport upon such material terms as have already been separately agreed to by the parties. The sale and transfer of such aviation related equipment is expected to occur on or about April 1, 2002.

                  Section 9.5       Software

                  (a) Ownership of TPC Proprietary Software. Citigroup acknowledges and agrees that, as between TPC and/or its Subsidiaries and Citigroup and/or any other member(s) of the Citigroup Affiliated Group, TPC and/or its Subsidiaries are the owners of all of the right, title, and interest in all computer software, whether in source or object code form, that was developed (x) by employees of TPC and/or its Subsidiaries within the scope of their employment or (y) by independent contractors who have assigned their rights to TPC and/or its Subsidiaries pursuant to written agreements (hereinafter collectively referred to as the "TPC Proprietary Software").
Schedule 9.5(a) sets forth a list of TPC Proprietary Software identified by TPC as of the date of this Agreement. TPC acknowledges and agrees that to the extent it identifies additional TPC Proprietary Software after the date of this Agreement, it shall provide Citigroup with written notice of the existence of such additional software and shall update Schedule 9.5(a) accordingly. TPC further acknowledges and agrees that, in the event that it identifies additional TPC Proprietary Software after the date of this Agreement, Citigroup shall have at least six (6) months from the date it receives notice from TPC of the existence of such additional TPC Proprietary Software to amend Schedule 9.5(d) accordingly to include such additional software.

                  (b) Ownership of Citigroup Proprietary Software. TPC acknowledges and agrees that, as between Citigroup and/or any other member(s) of the Citigroup Affiliated Group and TPC and/or its Subsidiaries, Citigroup and/or such other member(s) of the Citigroup Affiliated Group as may be applicable are the owners of all of the right, title, and interest in all computer software, whether in source or object code form, that was developed (x) by employees of Citigroup and/or such other member(s) of the Citigroup Affiliated Group as may be applicable within the scope of their employment or (y) by independent contractors who have assigned their rights to Citigroup and/or such other member(s) of the Citigroup Affiliated Group as may be applicable pursuant to written agreements (hereinafter collectively referred to as the "Citigroup Proprietary Software").
Schedule 9.5(b) sets forth a complete list of Citigroup Proprietary Software identified by Citigroup as of the date of this Agreement. Citigroup acknowledges and agrees that to the extent it identifies additional Citigroup Proprietary Software after the date of this Agreement, it shall provide TPC with written notice of the existence of such additional software and shall update Schedule 9.5(b) accordingly. Citigroup further acknowledges and agrees that, in the event that it identifies additional Citigroup Proprietary Software after the date of this Agreement, TPC shall have at least six (6) months from the date it receives notice from Citigroup of the existence of such additional Citigroup Proprietary Software to amend Schedule 9.5(e) accordingly to include such additional software.

                  (c) Ownership of Jointly Developed Proprietary Software. Citigroup and TPC acknowledge and agree that ownership of all computer software, whether in source or object code form, developed (i) by (a) employees of Citigroup and/or such other member(s) of the Citigroup Affiliated Group as may be applicable within the scope of their employment and (b) by employees of TPC and/or its Subsidiaries within the scope of their employment, or (ii) by independent contractors who have assigned their rights to TPC and/or its subsidiaries and Citigroup and/or such other member(s) of the Citigroup Affiliated Group as may be applicable pursuant to written agreements, shall be joint and several (hereinafter collectively referred to as the "Jointly Developed Proprietary Software"). Schedule 9.5(c) sets forth a complete list of Jointly Developed Proprietary Software identified by TPC and Citigroup as of the date of this Agreement. TPC and Citigroup acknowledge and agree that to the extent either party identifies additional Jointly Developed Proprietary Software after the date of this Agreement, it shall provide the other party with written notice of the existence of such additional software and shall update Schedule 9.5(c) accordingly. Neither Citigroup and/or any other member(s) of the Citigroup Affiliated Group on the one hand, nor TPC and/or its Subsidiaries, on the other hand, shall (x) have a duty to account to the other for any share of any profits earned from the use, sale, license or distribution of the Jointly Developed Proprietary Software or any derivative works created therefrom; or (y) be limited in any way from seeking copyright or patent protection on the Jointly Developed Software or any derivative works independently created therefrom; provided, that (a) all expenses associated with such copyright or patent protection shall accrue to the party seeking such protection, (b) neither Citigroup and/or any other member(s) of the Citigroup Affiliated Group on the one hand, and TPC and/or its Subsidiaries, on the other hand, shall seek patent or copyright protection on Jointly Developed Proprietary software identified by either Citigroup or TPC in writing as sensitive, (c) in the event a

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
copyright or patent is issued on Jointly Developed Software, the party receiving such copyright or patent shall, upon the written request of Citigroup and/or any other member(s) of the Citigroup Affiliated Group on the one hand, and TPC and/or its Subsidiaries, on the other hand, provide the requesting party a royalty-free, perpetual, worldwide, fully sublicensable and transferable right and license to such copyright or patent, (d) neither Citigroup and/or any other member(s) of the Citigroup Affiliated Group on the one hand, and TPC and/or its Subsidiaries, on the other hand, shall use any such copyright or patent to prevent the other from using the Jointly Developed Proprietary Software or any such derivative works, and (e) neither Citigroup and/or any other member(s) of the Citigroup Affiliated Group on the one hand, nor TPC and/or its Subsidiaries, on the other hand, shall encumber any copyright or patent in the Jointly Developed Proprietary Software without the prior written consent of the other (such consent not to be unreasonably withheld or delayed).

                  (d) Grant of License from TPC to TIC. TPC and/or its applicable Subsidiaries hereby grant to TIC a non-exclusive, perpetual, irrevocable, sublicensable to any member of the Citigroup Affiliated Group or any Wholly Owned Subsidiary of a member of the Citigroup Affiliated Group (as long as it remains a Subsidiary), worldwide, royalty-free, unlimited license to use the TPC Proprietary Software specified on Schedule 9.5(d), which such schedule Citigroup and TPC shall use their reasonable best efforts to finalize no later than December 31, 2002. Citigroup and TPC acknowledge and agree that
(x) Schedule 9.5(d) shall specify the process by which copies of the listed software will be copied, as well as the process for and timing of the transfer of the listed software from TPC and/or its applicable Subsidiaries to TIC, and
(y) that the incremental costs associated with the creation or transfer of any such copies shall accrue to TIC. Citigroup and TPC further acknowledge and agree that THE TPC PROPRIETARY SOFTWARE LICENSED PURSUANT TO THIS SECTION 9.5(D) IS BEING PROVIDED "AS IS." TPC SPECIFICALLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED (INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE), REGARDING THE TPC PROPRIETARY SOFTWARE. Notwithstanding anything in this Section 9.5(d) to the contrary, neither TIC nor the other members of the Citigroup Affiliated Group or any Wholly Owned Subsidiary of a member of the Citigroup Affiliated Group shall use the TPC Proprietary Software specified on Schedule 9.5(d) in connection with the property and casualty insurance business, provided that, TIC and the other members of the Citigroup Affiliated Group or any Wholly Owned Subsidiary of a member of the Citigroup Affiliated Group may use such software in connection with the provision

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
of services to the Accident Department of The Travelers Insurance Company being operated on behalf of TPC.

                  (e) Grant of License from Citigroup to TPC. Citigroup and/or the applicable member(s) of the Citigroup Affiliated Group hereby grant to TPC a non-exclusive, perpetual, irrevocable, sublicensable to any Wholly Owned Subsidiary of TPC (as long as it remains a Subsidiary), royalty-free, unlimited license to use the Citigroup Proprietary Software set forth on Schedule 9.5(e), which such schedule shall reflect the Citigroup Proprietary Software being used by TPC as of the Trigger Date, and which Citigroup and TPC shall use their reasonable best efforts to finalize no later than December 31, 2002. Citigroup and TPC acknowledge and agree that (x) Schedule 9.5(e) shall specify the process by which copies of the listed software will be copied, as well as the process for and timing of the transfer of and the listed software from Citigroup and/or the applicable other members of the Citigroup Affiliated Group to TPC and/or its applicable Subsidiaries, and (y) that the incremental costs associated with the creation or transfer of any such copies shall accrue to TPC and/or its applicable Subsidiaries. Citigroup and TPC further acknowledge and agree that THE CITIGROUP PROPRIETARY SOFTWARE LICENSED PURSUANT TO THIS SECTION 9.5(E) IS BEING PROVIDED "AS IS." CITIGROUP SPECIFICALLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED (INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE), REGARDING THE CITIGROUP PROPRIETARY SOFTWARE. Notwithstanding anything in this Section 9.5(e) to the contrary, the license set forth in this
Section 9.5(e) shall not include a license to use software identified by Citigroup and/or the applicable member(s) of the Citigroup Affiliated Group as sensitive.

                  (f) Third Party Software. Citigroup and TPC acknowledge and agree that, subject to licensor consent, as well as the terms of the applicable license agreements, Citigroup shall use its reasonable best efforts, and shall cause any other applicable members of the Citigroup Affiliated Group to use their reasonable best efforts, to assign to TPC and/or its Subsidiaries all third-party computer software, whether in source or object code form, licensed by Citigroup and/or any other member(s) of the Citigroup Affiliated Group but used exclusively by TPC and/or its Subsidiaries as of the date of this Agreement. Citigroup and TPC further acknowledge and agree that, subject to licensor consent, as well as the terms of the applicable license agreements, TPC shall use its reasonable best efforts, and shall cause any applicable Subsidiary to use their reasonable best efforts to assign to TIC all third-party computer software, whether in source or object code form, licensed by TPC and/or its Subsidiaries but used exclusively by TIC and/or member(s) of the

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
Citigroup Affiliated Group as of the date of this Agreement. Citigroup and TPC acknowledge and agree that all licenses to use third-party software not used exclusively by TPC and/or its Subsidiaries, or a member of the Citigroup Affiliated Group (hereinafter collectively referred to as "Shared Third Party Software") shall remain in the name of the licensee as of the date of this Agreement, and shall, to the extent possible, be partitioned between the parties using such Shared Third Party Software as of the date of this Agreement; provided, that any such partitioning shall be undertaken only as mutually agreed by Citigroup and TPC. Citigroup acknowledges and agrees that, if requested by TPC, Citigroup shall use its reasonable best efforts, and shall cause any other applicable members of the Citigroup Affiliated Group to use their reasonable best efforts, to assist TPC and/or its Subsidiaries in obtaining the independent, non-exclusive right to use Shared Third Party Software licensed in the name of Citigroup and/or a member of the Citigroup Affiliated Group as of the date of this Agreement, including, but not limited to partitioning (e.g., allocating by number of copies, capacity or like measure) the licenses for such Shared Third Party Software. TPC acknowledges and agrees that, if requested by Citigroup, TPC shall use its reasonable best efforts, and shall cause any applicable Subsidiary to use its reasonable best efforts, to assist TIC and/or any other member of the Citigroup Affiliated Group in obtaining the independent, non-exclusive right to use Shared Third Party Software licensed in the name of TPC and/or its Subsidiaries as of the date of this Agreement, including, but not limited to partitioning (e.g., allocating by number of copies, capacity or like measure) the licenses for such Shared Third Party Software. Citigroup and TPC acknowledge and agree that all arrangements for Shared Third Party Software shall be subject to licensor consent, as well as the terms of the applicable license agreement, and that all costs associated with the division of Shared Third Party Software shall accrue to the party seeking the independent right to use that software. Schedule 9.5(f) hereto lists the Shared Third Party Software identified by the parties hereto as of the date hereof. Notwithstanding anything to the contrary in Section 11.15 hereto, the parties agree to supplement and amend such Schedule 9.5(f) to correct inaccuracies, omissions or oversights, in order to accomplish the objectives of this Section 9.5(f), prior to the time the parties no longer provide data processing services and related support to each other under the transition services agreement to be negotiated in accordance with Section 9.14 hereto.

                  (g) Data Processing Services. Citigroup and TPC acknowledge and agree that, until the Trigger Date, those data processing services currently provided by TPC to TIC and/or other members of the Citigroup Affiliated Group shall continue to be provided to TIC and/or other members of the Citigroup Affiliated Group on the same terms and at the same cost as such services are being provided to TIC and/or other members of the Citigroup Affiliated Group as of the date of this Agreement. Citigroup and TPC further acknowledge and agree that, until the Trigger Date, those data processing services currently provided by Citigroup to TPC

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
and/or its Subsidiaries shall continue to be provided to TPC and/or its Subsidiaries on the same terms and at the same cost as such services are being provided to TPC and/or its Subsidiaries as of the date of this Agreement.

                  Section 9.6 Credit Cards. TPC shall use Diners Club as its exclusive corporate credit card from the date hereof for a period of one year from the Trigger Date. TPC agrees to reimburse any member of the Citigroup Affiliated Group for any and all amounts paid by such member (including all fees, costs and expenses incurred) in connection with any guaranty or similar agreement provided by such member to Diners Club or any other bank or credit card issuer with respect to the payment of delinquent or past due credit card accounts of any current, future or past employee of TPC or of any Subsidiary of TPC.

                  Section 9.7 Non-Solicitation; Non-Hire. For a period of two years following the Initial Public Offering, neither the Citigroup Affiliated Group on the one hand nor TPC and its Subsidiaries on the other hand will, without the prior written consent of the other party, either directly or indirectly, on their own behalf or in the service or on behalf of others, solicit or hire, or attempt to solicit or hire, any person employed by the other party whose annual base salary plus cash bonus exceeds $200,000, excluding any equity-based compensation element of such bonus (the "Restricted Employees"), whether or not such employee is a full-time or a temporary employee of either the Citigroup Affiliated Group or TPC and its Subsidiaries (as applicable), and whether or not such employment is pursuant to written agreement; provided, that the foregoing will not (i) prevent either party from soliciting or hiring any such person after the termination of such employee's employment by their respective employer unless specifically prohibited by such employee's separation agreement, if any, with a member of the Citigroup Affiliated Group or TPC and its Subsidiaries or (ii) prohibit either party from placing public advertisements or conducting any other form of general solicitation which is not specifically targeted towards the Restricted Employees; provided, further, that a general solicitation conducted by an employment agency on behalf of one of the parties which inadvertently contacts a Restricted Employee will not trigger this
Section 9.7, so long as such Restricted Employee is not hired by such party conducting the general solicitation for employees.

                  Section 9.8 Employee Benefits.

                  (a) Until the date of the Distribution, Citigroup shall allow all Continuing Employees to participate in those employee benefit and retirement plans (other than stock option, restricted stock and similar equity-based plans) that are at such time maintained by the Citigroup Affiliated Group and generally available to employees and retirees of the members of the Citigroup Affiliated Group and TPC, but only to the extent that the terms of such plans as of such time permit such

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
participation. The Citigroup Affiliated Group agrees to provide to TPC at least 60 days' prior written notice of any event (prior to the date of the Distribution) that would cause any employee benefit plan referenced in the preceding sentence to no longer provide for participation by Continuing Employees in such plans. TPC agrees to provide Citigroup at least 60 days' prior written notice of TPC's adoption (prior to the date of the Distribution) of comparable plans or other events which would cause TPC to no longer require coverage under the relevant Citigroup Affiliated Group plans.

                  (b) Until the date of the Distribution, Citigroup shall allow all Continuing Employees to continue to participate in stock option, restricted stock and similar equity-based plans maintained by Citigroup, but solely with respect to (i) awards granted to such Continuing Employees prior to the completion of the Initial Public Offering and (ii) reload options granted between the completion of the Initial Public Offering and the date of the Distribution, to the extent that the terms of such plans as of such time permit such participation. All matters relating to the treatment of taxes with respect to the plans specified in this Section 9.8(b) shall be governed by the Amended and Restated Tax Allocation Agreement. The parties hereto agree that, as of the date of the Distribution, (x) the outstanding awards of Continuing Employees under Citigroup's various equity incentive plans ("Citigroup Awards"), including, but not limited to stock options and restricted and deferred stock awards, shall be cancelled and (y) TPC shall cause such awards to be replaced, in accordance with the Financial Accounting Standard Board's APB 25 Interpretation No. 44, by awards ("TPC Awards") under TPC's 2002 Stock Incentive Plan having the same restrictions and vesting conditions (in the case of restricted or deferred shares of TPC common stock) and the equivalent value and the same restrictions and vesting conditions (in the case of options) as applied to the Citigroup Awards immediately prior to the date of the Distribution.

                  (c) Nothing contained in this Section 9.8 shall be construed to limit the ability of any member of the Citigroup Affiliated Group to amend, modify or terminate any plan specified in Sections 9.8(a) or (b) hereof, consistent with the terms of such plan, as determined in such member's sole discretion; provided that, Citigroup shall provide to TPC at least 60-days' prior written notice of any such member's intention to take any action which would result in the termination of any TPC Employee's participation in any such plan prior to the date of the Distribution.

                  (d) Except as otherwise provided herein, TPC agrees that TPC shall, no later than the date of the Distribution, establish employee benefit plans comparable to the benefit plans specified in Section 9.8(a) for the benefit of the Continuing Employees. As of the date of the Distribution, (i) all Continuing Employees shall cease to participate in all employee benefit plans maintained by the Citigroup Affiliated Group, except as otherwise provided herein, and (ii) the

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
participation of all TPC Employees other than the Continuing Employees (the "Retained Employees") in the employee benefit plans maintained by the Citigroup Affiliated Group shall continue in accordance with the terms and conditions of the applicable employee benefit plans.

                  (e) (i) Following the completion of the Initial Public Offering, TPC Employees shall continue to participate in the Citigroup Pension Plan (the "Citigroup Pension Plan") on the same terms and conditions as applied to such TPC Employees immediately prior to the completion of the Initial Public Offering. As soon as practicable after, and in any event within 90 days after, and effective as of, the date of the Distribution, TPC shall establish a defined benefit pension plan (the "TPC Retirement Plan") (with terms and conditions substantially comparable in all material respects to the Citigroup Pension Plan (as applicable to the Continuing Employees)) and a related trust intended to qualify under Section 401(a) and Section 501(a) of the Code for the benefit of the Continuing Employees who participated in the Citigroup Pension Plan immediately prior to the date of the Distribution (the "TPC Retirement Plan Participants"). Effective as of the date of the Distribution, all TPC Retirement Plan Participants shall participate in the TPC Retirement Plan and shall no longer accrue benefits under the Citigroup Pension Plan. Notwithstanding the generality of the foregoing, TPC shall cause the TPC Retirement Plan to (A) provide the optional forms of benefit required to be preserved by Section 411(d)(6) of the Code and (B) recognize the service of each Continuing Employee with the Citigroup Affiliated Group prior to the date of the Distribution.

                           (ii) Subject to applicable legal and fiduciary requirements, within 90 days following the date of the Distribution, Citigroup shall direct the trustee of the trust under the Citigroup Pension Plan ("Citigroup Trust") to transfer from the Citigroup Trust to the trustee of the TPC Trust, an amount estimated by the actuary for the Citigroup Pension Plan to equal 90% of the Transfer Amount, as defined below. The "Transfer Amount" shall mean the Projected Benefit Obligation ("PBO"), as defined in Statement of Financial Accounting Standards No. 87 - Employers' Accounting for Pensions, for the TPC Retirement Plan Participants under the Citigroup Pension Plan as of the date of the Distribution, determined in accordance with Schedule 9.8(e) hereto, as equitably adjusted to reflect the benefit payments made to TPC Retirement Plan Participants between the date of the Distribution and the date on which the Transfer Amount is transferred (the "Transfer Date"), as determined by the actuary for the Citigroup Pension Plan. As soon as practicable following the Transfer Date, Citigroup shall direct the trustee of the Citigroup Trust to transfer to the trustee of the TPC Trust the excess of the Transfer Amount over the actual amount previously transferred, plus interest on such excess at a rate equal to the yield on 90-day T-bills as of the Transfer Date compounded daily from the Transfer Date. The transfer of assets contemplated by this Section 9.8(e) shall be made in kind or in cash or cash equivalents, as agreed by Citigroup and TPC. Upon the receipt of the Transfer Amount (i) the TPC Retirement Plan shall assume the liabilities of the Citigroup Pension Plan for accrued benefits of the TPC Retirement Plan Participants, (ii) neither TPC nor any TPC Subsidiaries shall have any liability with respect to the Citigroup Pension Plan, (iii) Citigroup Affiliated Group shall not have any liability with respect to the accrued benefits of TPC Retirement Plan Participants and (iv) the Citigroup Pension Plan shall retain all liabilities for accrued benefits of Citigroup Pension Plan participants who are not TPC Retirement Plan Participants.

                           (iii) Notwithstanding anything to the contrary contained herein, the Transfer Amount shall not be less than the amount certified by the Citigroup actuary as sufficient for purposes of
         Section 414(l) of the Code and the regulations promulgated thereunder, and shall be calculated by the Citigroup actuary utilizing the assumptions and methods set forth on Schedule 9.8(e) hereto. The Transfer Amount shall be determined by the Citigroup actuary and shall be reviewed and agreed to as being done in accordance with the methodology and assumptions set forth in this Section 9.8(e) and
         Schedule 9.8(e) by an actuary selected by TPC. The Citigroup actuary shall provide the actuary selected by TPC with all documentation reasonably necessary for TPC to verify the determination of the Citigroup actuary.

                  (f) (i) Following the completion of the Initial Public Offering, TPC Employees shall continue to participate in the Citigroup 401(k) Plan (the "Citigroup Savings Plan") on the same terms and conditions as applied to such TPC Employees immediately prior to the completion of the Initial Public Offering. Not later than the date of the Distribution, TPC shall establish a qualified defined contribution savings plan (the "TPC Savings Plan") (with terms and conditions that are substantially comparable in all material respects to the Citigroup Savings Plan (as applicable to the Continuing Employees)), and a related trust intended to qualify under Section 401(a) and Section 501(a) of the Code for the benefit of the Continuing Employees who participated in the Citigroup Savings Plan immediately prior to the date of the Distribution (the "TPC Savings Plan Participants"). TPC shall make a recommendation to the investment committee under the TPC Savings Plan to continue the Citigroup common stock fund as an investment option under the TPC Savings Plan. All TPC Savings Plan Participants shall be eligible to participate in the TPC Savings Plan as of the date of its establishment. Notwithstanding the generality of the foregoing, TPC shall cause the TPC Savings Plan to
         (A) provide the optional forms of benefit required to be preserved by
         Section 411(d)(6) of the Code and (B) recognize the service of each Continuing Employee with Citigroup Affiliated Group prior to the date of the Distribution.

                           (ii) Subject to applicable legal and fiduciary requirements, within 90 days following the date of the Distribution, Citigroup shall direct the trustee of the Citigroup Savings Plan to transfer to the trustee of the TPC Savings Plan the account balances of the TPC Savings Plan Participants under the Citigroup Savings Plan as of the date of transfer (the "Savings Plan Transfer Amount"). Such transfer may be made in kind or in cash or cash equivalents, as agreed by Citigroup and TPC (including, without limitation, in shares of common stock of Citigroup to the extent of the aggregate number of shares credited to the accounts of the TPC Savings Plan Participants). TPC shall cause the TPC Savings Plan to allocate the amounts transferred among the TPC Savings Plan Participants and to the available investment funds in the manner in which such accounts were allocated under the Citigroup Savings Plan, unless different investment funds are available under the TPC Savings Plan as adopted by TPC. Upon the transfer of the Savings Plan Transfer Amount, the TPC Savings Plan shall assume all liabilities for all accrued benefits under the Citigroup Savings Plan in respect of the TPC Savings Plan Participants, and the Citigroup Savings Plan shall be relieved of all liabilities for such accrued benefits.

                  (g) Nothing contained in this Section 9.8 shall be construed to limit the ability of TPC following the date of the Distribution to amend, modify or terminate any plan adopted by TPC, consistent with the terms of such plan, as determined in TPC's sole discretion.

                  (h) TPC and Citigroup shall provide each other with such records and information, and shall cooperate, as may be necessary or appropriate to carry out their obligations under this Section 9.8, including but not limited to, (i) with respect to administration of the TPC Retirement Plan, Citigroup Pension Plan, TPC Savings Plan and Citigroup Savings Plan and (ii) TPC providing to Citigroup Schedule 9.8 within 45 days after the date of the Distribution. TPC and Citigroup shall, in connection with the transfers contemplated by this
Section 9.8, cooperate in making any required filings pursuant to applicable law. Notwithstanding anything to the contrary contained herein, in the event that any TPC Retirement Plan Participant or TPC Savings Plan Participant has retired pursuant to the terms of the Citigroup Pension Plan or Citigroup Savings Plan, respectively, prior to the date of the Distribution but is subsequently rehired by TPC following the date of the

Distribution, Citigroup and TPC shall cooperate as necessary to determine the proper disposition of such participant's accrued benefits, to the extent not previously distributed.

                  Section 9.9 Form S-8. To the extent necessary to enable the unrestricted transfer of the applicable shares of TPC's common stock, upon consummation of the Initial Public Offering, TPC shall file and cause to remain effective a registration statement on Form S-8 (or such other applicable form) with the Securities Exchange Commission to register the shares of TPC's common stock that may be acquired by employees of Citigroup pursuant to Citigroup's employee stock or option plans.

                  Section 9.10 Sale of Products to Employees.

                  (a) Until the Trigger Date, Citigroup shall, and shall cause each other member of the Citigroup Affiliated Group to, offer and provide any and all products and services, discounted or otherwise (e.g., Citibank credit cards, Commercial Credit Corporation loans, brokerage services), of any member of the Citigroup Affiliated Group and any and all products and services, discounted or otherwise (e.g., discounted prescription eyeglasses), of parties unaffiliated with Citigroup and TPC, to the employees of TPC and of any Subsidiary of TPC, in each case to the extent that such products and services are then generally offered, and on terms substantially similar to those offered, by such member to the employees of the members of the Citigroup Affiliated Group.

                  (b) Until the Trigger Date, TPC shall, and shall cause each of its Subsidiaries to, offer and provide any and all products and services, discounted or otherwise (e.g., homeowners insurance policies), of TPC and its Subsidiaries and products and services, discounted or otherwise, of parties unaffiliated with Citigroup and TPC, to the employees of the members of the Citigroup Affiliated Group, in each case to the extent that such products and services are then generally offered, and on terms substantially similar to those offered, by TPC or any Subsidiary of TPC, as the case may be, to the employees of TPC or of any Subsidiary of TPC.

                  Section 9.11 Volume Purchasing Arrangements. The parties hereto agree that all arrangements in existence as of the date hereof pursuant to which Citigroup and TPC purchase discounted products and services (e.g., volume purchase discounts for computers, telephones, furniture and stationary, and long distance telephone calling packages) listed in Schedule 9.11 hereto shall, to the extent permitted by the underlying vendor or supplier contract continue for their existing term; provided, that for the period of time between the Trigger Date and the expiration of any such volume purchasing arrangements
(i) TPC indemnifies

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
Citigroup for any Losses arising out of, based on, or in connection with any with such arrangements, (ii) Citigroup maintains the right to terminate TPC's participation in any such arrangements upon a change of control of TPC and (iii) the cost associated with such arrangements are properly allocated (upon the mutual agreement of the parties) between TPC and Citigroup. If such offerings, provisions or arrangements would result in an increase in the per unit cost of such products or services to any member of the Citigroup Affiliated Group then such members' obligations to offer such products or services to TPC and its Subsidiaries under this Section 9.11 shall terminate, unless TPC reimburses each such member of the Citigroup Affiliated Group for the aggregate increase in the cost to such members of such products or services (in addition to TPC's obligation to pay for the entire cost of the products or services used by TPC and its Subsidiaries). Following the Trigger Date, TPC and Citigroup will independently pursue and participate in separate volume purchasing agreements; provided, however, that Citigroup and TPC may enter into additional joint volume purchasing arrangements upon the mutual agreement of the parties.

                  Section 9.12 Business Relationships. The parties hereto agree that all arrangements in existence as of the date hereof pursuant to which TPC or any of its Subsidiaries utilize the distribution channels of any member of the Citigroup Affiliated Group for the distribution of TPC's or its Subsidiaries' property and casualty insurance products shall continue until the expiration of the contract, on such payment terms that are consistent with the past cost allocation practices of the members of the Citigroup Affiliated Group and on such other terms as are consistent with past practices. During the period of time between the date hereof and the Trigger Date, Citigroup and TPC agree to review and discuss mutually acceptable arrangements for the distribution of TPC's property and casualty insurance products through the distribution channels of the Citigroup Affiliated Group and the sale of Citigroup Affiliated Group products and services through the distribution channels of TPC and its Subsidiaries, except as provided in Section 9.22 hereto. Following the Trigger Date, all exclusive distribution arrangements between Citigroup and TPC will be terminated unless specifically agreed otherwise. The parties agree to review the extent and nature of any customer information and other information obtained from the other party pursuant their relationship as affiliates, and to develop an appropriate plan to ensure that the use of such customer and other information, on and after the Trigger Date, complies with any applicable legal and/or regulatory requirements including, but not limited to, the Gramm-Leach-Bliley Act of 1999 (15 U.S.C. Sections 6801-6810).

                  Section 9.13 Services Provided Prior to Trigger Date. Until the Trigger Date and only to the extent not otherwise provided for in the Service Expense Reimbursement Agreement and the Expense Allocation Agreement (i) Citigroup may, or may cause another member of the Citigroup Affiliated Group to,


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
continue to provide to TPC and any Subsidiary of TPC and (ii) TPC may, or may cause one or more of its Subsidiaries to, continue to provide to the members of the Citigroup Affiliated Group, any and all administrative and other services (unless otherwise specifically agreed by the parties) which have been, consistent with past practices, provided by any member of the Citigroup Affiliated Group to any Subsidiary of TPC and vice-versa, as requested by the other party. If such services are so provided, the entity providing such services shall be reimbursed by the user of such services for all costs, fees and expenses incurred by such provider, including reasonable allocations of salaries (including benefits) of personnel and overhead on a basis that is consistent with the past cost allocation practices of the members of the Citigroup Affiliated Group; provided, that the provision of such services shall only be required to the extent that they are consistent with appropriate standards of business conduct.

                  Section 9.14 Transition Services Provided Following Trigger Date. The parties hereto agree to use their reasonable best efforts to negotiate in good faith the terms of a transition services agreement, on terms consistent with this Section 9.14, and including a schedule of services, for the provision of certain facilities sharing, systems, corporate, administrative and other existing shared services to be provided by each party following the Trigger Date. Unless specifically agreed otherwise, the term for the provision of each service will be one year, except for the provision of data processing services and related support which will be two years, subject to an extension for another one-year term upon advance notice from the receiving party, services related to the Accident Department of TIC operated for the benefit of TPC will be two years and payroll and human resources services to TPC which will be two years plus the remaining portion of the calendar year in which such two-year expiration occurs. The cost for the provision of each such transition service will reflect terms consistent with the current cost allocation methodology (as may need to be adjusted based on current standards); provided, any additional costs imposed by a third party for the provision of a transition service will be allocated to the party receiving such transition service. The receiving party may terminate the provision of any transition service upon 60 days advance written notice to the providing party. The parties further agree to develop, and the providing party agrees to assist the receiving party (at the receiving party's expense) in developing, their own internal capabilities in the future in order to reduce such party's reliance on the other party for the provision of the transition services following the Trigger Date. Each party will have the right to reasonable audit rights for the transition services provided by the other party.

                  Section 9.15 Philanthropy; Charitable Contributions. Until the Trigger Date, TPC shall, and shall cause each of its Subsidiaries to, continue to make contributions to the Citigroup Foundation and other charitable organizations on a basis that is mutually agreed upon annually by Citigroup and TPC and, to the extent that any member of the Citigroup Affiliated Group (other than the Citigroup Foundation to the extent that the same may be deemed to be a member of the Citigroup Affiliated Group) makes philanthropic and charitable contributions on behalf of TPC or any Subsidiary of TPC, upon the provision of reasonable written notice, TPC shall reimburse Citigroup for all such contributions, the amount of such reimbursement to be determined by Citigroup on a basis that is consistent with the past cost allocation practices of the members of the Citigroup Affiliated Group.

                  Section 9.16 Certain Employees of TPC. Until the Trigger Date, TPC shall use its best efforts to cause the General Counsel of Citigroup or a person designated by a General Counsel of Citigroup to hold the offices of Assistant Secretary of TPC and Assistant General Counsel of TPC.

                  Section 9.17 Structured Settlements. The parties hereto agree that all arrangements in existence as of the date hereof related to the purchase of structured claims settlements by TPC or any of its Subsidiaries from TIC or its subsidiaries, will continue, on the same economic terms as in existence on the date hereof, until December 31, 2003. During the calendar year 2004, TPC and any of its Subsidiaries will utilize TIC or its subsidiaries as its most preferred provider of such structured settlement claims; provided, TIC or its subsidiaries maintain competitive ratings and its product are competitively priced.

                  Section 9.18 Right of First Offer.

                  (a) TPC Right to Provide Coverage. For a period of two years following the Trigger Date, TPC shall have a right of first offer to provide members of the Citigroup Affiliated Group with the types of property casualty insurance coverage set forth on Schedule 9.18(a) hereto (as set forth on such Schedule, as the same may be amended from time to time by mutual agreement of the parties, "TPC Provided P&C Coverage") it does not then provide to members of the Citigroup Affiliated Group, upon such terms and conditions and at such rates as prevailing in the market at the time such TPC Provided P&C Coverage is initiated. During the period set forth in the preceding sentence, not less than five Business Days prior to entering into an agreement or arrangement with a party other than TPC for the provision of TPC Provided P&C Coverage, members of the Citigroup Affiliated Group will present TPC, in writing, with the opportunity to provide such TPC Provided P&C Coverage. From the date of receipt of such notice, TPC shall have five Business Days to deliver an offer capable of being accepted for the provision of such TPC Provided P&C Coverage. If an offer is delivered by TPC within such five Business Day Period, Citigroup may either accept or reject the offer; provided, however, that if Citigroup rejects the offer it may not enter an agreement with another party (other than TPC) to provide such TPC Provided P&C Coverage on substantially the same terms and conditions and at substantially the same rates (or on

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
less favorable terms or more expensive rates) as reflected in the offer for the remaining term of this Section 9.18(a). If no such offer is delivered by TPC within such five Business Day period, Citigroup shall be free to enter into an agreement with another carrier for the provision of such TPC Provided P&C Coverage and TPC shall have no further rights pursuant to this Section 9.18(a) with respect to such TPC Provided P&C Coverage.

                  (b) Citigroup Right to Provide Financial Services. For a period of two years following the Trigger Date, Citigroup shall have a right of first offer to provide TPC and its Subsidiaries with any financial services it does not then provide to TPC and its Subsidiaries, upon such terms and conditions and at such rates as prevailing in the market at the time such services are provided. During the period set forth in the preceding sentence, not less than five Business Days prior to entering into an agreement or arrangement with a party other than Citigroup for the provision of financial services, TPC shall, and shall cause its Subsidiaries to, present Citigroup, in writing, with the opportunity to provide such financial services. From the date of receipt of such notice, Citigroup shall have five Business Days to deliver an offer capable of being accepted for the provision of such financial services. If an offer is delivered by Citigroup within such five Business Day Period, TPC may either accept or reject the offer; provided, however, that if TPC rejects the offer it may not enter an agreement with another party (other than Citigroup) to provide such coverage on substantially the same terms and conditions and at substantially the same rates (or on less favorable terms or more expensive rates) as reflected in the offer for the remaining term of this Section 9.18(b). If no such offer is delivered by Citigroup within such five Business Day period, TPC shall be free to enter into an agreement with another entity for the provision of such financial services and Citigroup shall have no further rights pursuant to this Section 9.18(b) with respect to such financial services.

                  Section 9.19 Regulatory Approvals. To the extent that any regulatory or other approvals shall be necessary to effect and perform any of the provisions of this Agreement, the parties hereto shall use their best efforts to obtain such approvals prior to the date upon which not obtaining such approvals would result in a default of such party's obligations hereunder. If such approvals have not been obtained by such date, then each party hereto shall not be deemed to be in default of its obligations hereunder so long as such party is in good faith diligently using their best efforts to obtain such approvals as soon as practicable. To the extent that any such regulatory approval is not obtained within a reasonable period of time after such date, Citigroup and TPC shall in good faith use their best efforts to find and effect an alternative means to achieve the same or substantially the same result as that contemplated by such provision.


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
                  Section 9.20 Charter Provision. TPC covenants to cause each of its present and future direct and indirect Subsidiaries to take any and all actions necessary to ensure continued compliance by TPC and its Subsidiaries with its charter provisions. TPC shall notify Citigroup in writing as soon as possible after becoming aware of any act or activity taken or proposed to be taken by TPC or any of its Subsidiaries which resulted or would result in non-compliance with its charter provisions and shall take or refrain from taking all such actions as Citigroup shall in its sole discretion determine necessary or desirable to prevent or remedy any such non-compliance.

                  Section 9.21 Access to Historical Records.

                  (a) Shared Historical Records. Following the Trigger Date, Citigroup and TPC will retain the right to access the shared or commingled historical records, including but not limited to, the books, records, and such other records, files, information and/or data, or portions thereof (the "Records"), related to the historical corporate association of TPC and TIC as stored or maintained in the storage facilities identified on Schedule 9.21(a) hereto (the "Storage Facilities"). Upon reasonable notice and at each party's own expense, Citigroup (and its authorized representatives) and TPC (and its authorized representatives) will be afforded access to the Records at reasonable times and during normal business hours at the Storage Facilities, and each party (and its authorized representatives) will be permitted, at its own expense, to make abstracts from, or copies of, any such Records; provided, however, that such access does not unreasonably disrupt the normal operations of Citigroup or TPC, as the case may be. The parties hereto agree to jointly negotiate a mutually acceptable agreement for the allocation of cost related to the storage of the Records in the Storage Facilities and, following the Trigger Date, to keep separate the records related to the independent operation of their respective business from the Records. Notwithstanding anything in this Agreement to the contrary, the retention of and access to Records related to the tax matters of TPC and TIC will be governed exclusively by the Amended and Restated Tax Allocation Agreement. The provision of any Records shall not be deemed a waiver of any Privilege and the parties shall use reasonable efforts to maintain and protect such Privileges with reasonable prior notice and in consultation with the other parties.

                  (b) Records Stemming from Affiliate Relationship. For a period of one year following the Trigger Date, subject to an extension of up to five years upon the demonstration of a legal or regulatory requirement for such extension by the requesting party, Citigroup and TPC will retain the right to access such other records which exist resulting from Citigroup's and TPC's relationship as affiliates. Upon reasonable notice and at each party's own expense, Citigroup (and its authorized representatives) and TPC (and its authorized representatives) will be afforded access to such records at reasonable times and during normal business hours and each party

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
(and its authorized representatives) will be permitted, at its own expense, to make abstracts from, or copies of, any such records; provided, access to such records may be denied if (i) Citigroup or TPC, as the case may be, cannot demonstrate a legitimate business need, for the one year period following the Trigger Date, or a legal or regulatory requirement, for the extension period described above, for such access to the records, (ii) the information contained in the records is subject to any applicable confidentiality commitment to a third party, (iii) a bona fide competitive reason exists to deny such access,
(iv) the records are to be used for the initiation of, or as part of, a suit or claim against the other party, (v) such access would serve as a waiver of any Privilege afforded to such record, and (vi) such access will unreasonably disrupt the normal operations of Citigroup or TPC, as the case may be.

                  Section 9.22 Promotional Agreements. All mutual promotional arrangements existing on the date hereof shall remain in full force and effect until the Trigger Date. Following the Trigger Date, additional, mutual promotional arrangements shall be entered into only upon the mutual agreement of the parties; provided, however, in 2003 Citigroup shall allocate to TPC fifty percent (50%) of the number of Masters tickets allocated to TPC by Citigroup in 2002 (subject to a pro rata reduction on the basis of the number of Master tickets allocated to Citigroup pursuant to its promotion of the Masters Tournament) at cost reasonably allocable to such tickets as determined by Citigroup.

                  Section 9.23 Joint Internet Marketing. Until the Trigger Date, Citigroup and TPC agree to review and discuss the applicability of any arrangements in existence as of the date hereof whereby Citigroup and TPC jointly market their products and services on the Internet; provided, that such review and discussion shall at all times take into consideration commercially reasonable standards relating to such businesses. Following the Trigger Date, such joint Internet marketing arrangements shall be entered into only upon the mutual agreement of the parties.

                  Section 9.24 Internet Domain Names. Prior to the Trigger Date, Citigroup shall transfer to TPC, subject to feasibility and TPC's expense, the "Class B Space" and TPC shall cease to use the "Class C Space," and, as appropriate, transfer the "Class C Space" to Citigroup.

                  Section 9.25 Litigation and Settlement Cooperation. Prior to the Trigger Date, Citigroup will use its reasonable best efforts to include TPC and its Subsidiaries in the settlement of any threatened or filed third-party action, claim or dispute which jointly involves a member of the Citigroup Affiliated Group and TPC or any of its Subsidiaries ("Third Party Action"); provided, however, that TPC shall be responsible for its share of any such settlement obligation and any incremental cost (as reasonably determined by Citigroup) to Citigroup of including TPC in such settlement. The parties agree to cooperate in the defense and settlement of any

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
Third-Party Action which primarily relates to matters, actions, events or occurrences taking place prior to the Trigger Date. In addition, both TPC and Citigroup will use their reasonable best efforts (i) to make the necessary filings to permit each Party to defend its own interests in any Third Party Action as of the Trigger Date, or as soon as practicable thereafter and (ii) to cooperate with one another to ensure that information that has been generated in the course of the defense of the Third Party Actions is transferred to the party requiring such information either before the Trigger Date or within four months after the Trigger Date.

                                    ARTICLE X

                               DISPUTE RESOLUTION

                  Section 10.1 Negotiation. (a) In the event of any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity thereof (a "Dispute"), upon the written notice ("Notice") of either party hereto, the parties shall attempt in good faith to negotiate a resolution of the Dispute; provided, however, that this Article X shall not apply to any dispute, controversy or claim arising out of Article III of this Agreement, for which each party hereby submits to the exclusive jurisdiction of the Federal or State Courts in New York, New York (the "New York Courts"). Each party unconditionally and irrevocably waives any objections which it may have now or in the future to the jurisdiction of the New York Courts over such Article III disputes including, without limitations, objections by reason of lack of personal jurisdiction, improper venue or inconvenient forum.

                  (b) If the parties are unable for any reason to resolve a Dispute within 30 days after the receipt of the Notice, then either party may submit the Dispute to arbitration in accordance with Section 10.2 hereof as the exclusive means to resolve such Dispute.

                  Section 10.2      Arbitration.

                  (a) Any Dispute not resolved pursuant to Section 10.1 hereof shall, at the request of either party, be finally settled by arbitration administered by the American Arbitration Association (the "AAA") under its Commercial Arbitration Rules then in effect (the "Rules") except as modified herein. The arbitration shall be held in New York, New York.

                  (b) There shall be three arbitrators of whom each party shall select one within 15 days of respondent's receipt of claimant's demand for arbitration. The two party-appointed arbitrators shall select a third arbitrator to serve as Chair of the tribunal within 15 days of the selection of the second arbitrator. If any arbitrator has

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
not been appointed within the time limits specified herein, such appointment shall be made by the AAA in accordance with the Rules upon the written request of either party within 15 days of such request. The hearing shall be held no later than 120 days following the appointment of the third arbitrator.

                  (c) The arbitral tribunal shall permit prehearing discovery that is relevant to the subject matter of the Dispute taking into account the parties' desire that the arbitration be conducted expeditiously and cost effectively. All discovery shall be completed within 60 days of the appointment of the third arbitrator.

                  (d) By agreeing to arbitration, the parties do not intend to deprive a court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment, or other order in aid of arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies as may be available under the jurisdiction of a court, the arbitral tribunal shall full authority to grant provisional remedies, to direct the parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the arbitral tribunal's orders to that effect. For the purpose of any provisional relief contemplated hereunder, the parties hereby submit to the exclusive jurisdiction of the New York Courts. Each party unconditionally and irrevocably waives any objections which they may have now or in the future to the jurisdiction of the New York Courts including without limitation objections by reason of lack of personal jurisdiction, improper venue, or inconvenient forum.

                  (e) The award shall be in writing, shall state the findings of fact and conclusions of law on which it is based, shall be final and binding and shall be the sole and exclusive remedy between the parties regarding any claims, counterclaims, issues, or accounting presented to the arbitral tribunal. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C.
Section 1-15, and judgment upon any award may be entered in any court having jurisdiction.

                  (f) The parties will bear equally all fees, costs, disbursements and other expenses of the arbitration, and each party shall be solely responsible for all fees, costs, disbursements and other expenses incurred in the preparation and prosecution of their own case; provided that in the event that a party fails to comply with the orders or decision of the arbitral tribunal, then such noncomplying party shall be liable for all costs and expenses (including, without limitation, attorneys fees) incurred by the other party in its effort to obtain either an order to compel, or an enforcement of an award, from a court of competent jurisdiction.

                  (g) The arbitral tribunal shall have the authority, for good cause shown, to extend any of the time periods in this arbitration provision either on its own authority or upon the request of any of the parties. The arbitral tribunal shall be

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
authorized in its discretion to grant pre-award and post-award interest at commercial rates. The arbitral tribunal shall have no authority to award punitive damages or any other damages not measured by the prevailing parties actual damages. The arbitral tribunal shall have the authority to order specific performance or to issue any other type of temporary or permanent injunction.

                  (h) All notices by one party to the other in connection with the arbitration shall be in accordance with the provisions of Section 10.1 hereof, except that all notices made pursuant to this Article X must be made by personal delivery or receipted overnight courier. This agreement to arbitrate shall be binding upon the successors and permitted assigns of each party. This Agreement and the rights and obligations of the parties shall remain in full force and effect pending the award in any arbitration proceeding hereunder.

                  Section 10.3 Confidentiality. Except to the extent necessary in connection with arbitration of any Dispute under this Agreement, a court challenge to the arbitration contemplated by Section 10.1 hereof or for enforcement of an arbitral award, information concerning (i) the existence of an arbitration pursuant to Section 10.1 hereof, (ii) any documentary or other evidence given by a party or a witness in the arbitration or (iii) the arbitration award may not be disclosed by the tribunal administrator, the arbitrators, any party or its counsel to any person or entity not connected with the proceeding unless required by law or by a court or competent regulatory body, and then only to the extent of disclosing what is legally required. A party filing any document arising out of or relating to any arbitration in court shall seek from the court confidential treatment for all such document.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  Section 11.1 Notices. All notices and other communications provided for hereunder shall be dated and in writing and shall be deemed to have been given (a) when delivered, if delivered personally, sent by confirmed telecopy or sent by registered or certified mail, return receipt requested, postage prepaid, (b) on the next business day if sent by overnight courier and
(c) when received if delivered otherwise. Such notices shall be delivered to the address set forth below, or to such other address as a party shall have furnished to the other party in accordance with this Section.

         If to Citigroup or any other member of the Citigroup Affiliated Group, to:


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                           Citigroup Inc.
                           399 Park Avenue
                           New York, NY 10022
                           Attention:  Office of General Counsel
                           Phone: (212) 793-2558
                           Fax: (212) 793-3430
                                   (212) 793-3031

         With a copy to:

                           Citigroup Inc.
                           399 Park Avenue
                           New York, NY 10022
                           Attention:  Controller
                           Phone: (212) 559-4514
                           Fax: (212) 793-4508

         With respect to trademark matters, with a copy to:

                           Citigroup Inc.
                           425 Park Avenue
                           New York, New York 10022
                           Attention:  Chief Trademark Counsel
                           Phone: (212) 559-7205
                           Fax: (212) 793-4405

         If to TIC, to:

                           The Travelers Insurance Company
                           One Tower Square
                           Hartford, CT 06813
                           Attention:  George C. Kokulis
                                       Chief Executive Officer
                           Phone: (860) 954-3611
                           Fax: (860) 277-0646

         With a copy to:

                           The Travelers Insurance Company.
                           One Tower Square
                           Hartford, CT 06813
                           Attention:  General Counsel
                           Phone: (860) 954-7114
                           Fax: (860) 954-5476


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
         If to TPC, to:

                           Travelers Property Casualty Corp.
                           One Tower Square
                           Hartford, CT 06813
                           Attention:  Office of General Counsel
                           Phone: (860) 277-0111
                           Fax: (860) 954-5476

                  Section 11.2 Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto or their successors in interest, except as expressly otherwise provided herein.

                  Section 11.3 Descriptive Headings. The descriptive headings of the several articles and sections of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

                  Section 11.4 Remedies. Without limiting the rights of each party hereto to pursue any and all other legal and equitable rights available to such party for the other parties' failure to perform their obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure. Without limiting the generality of the foregoing, TPC acknowledges and agrees that (a) its covenants and obligations hereunder are special, unique and relate to matters of extraordinary importance to Travelers, that in the event TPC fails to perform, observe or discharge any of its obligations under this agreement Citigroup will be irreparably harmed and that no remedy at law will provide adequate relief to Citigroup and (b) Citigroup shall be entitled to a temporary restraining order and temporary and permanent injunctive and other equitable relief in case of any failure by TPC to perform, observe or discharge any of its covenants or obligations hereunder and without the necessity of proving actual damages. The remedies provided herein shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies, either legal or equitable, against any other party hereto.

                  Section 11.5 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights and duties of the parties shall be governed by, the laws of the State of New York, without regard to the principles of conflicts of law other than Section 5-1401 of the General Obligations Law of the State of New York.


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                  Section 11.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

                  Section 11.7 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law. To the extent that any such provision is so held to be invalid, illegal or unenforceable, Citigroup and TPC shall in good faith use their best efforts to find and effect an alternative means to achieve the same or substantially the same result as that contemplated by such provision.

                  Section 11.8 Confidential Information. All information provided by either party shall, including information provided pursuant to the 1996 Agreement, except if the purpose for which such information is furnished pursuant to this Agreement contemplates such disclosure and except for disclosure to the other members of the Citigroup Affiliated Group by Citigroup, be kept strictly confidential and, unless otherwise required by law, rule or regulation, neither party will disclose such information in any manner whatsoever until such information otherwise becomes generally available to the public; provided, however, this Section 11.8 shall not apply to information relating to or disclosed in the IPO S-1 filed in connection with the Initial Public Offering and Concurrent Offering. Any information furnished to Citigroup by TPC pursuant to Sections 6.1(h), 6.1(k), 6.1(l), 6.2(c), 6.3 and 6.4(b)
hereof shall be used solely for financial reporting, planning, control and record keeping purposes of the members of the Citigroup Affiliated Group.

                  Section 11.9 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement executed by the parties hereto.

                  Section 11.10 Entire Agreement. This Agreement, including any schedules or exhibits annexed hereto, embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, including the 1996 Agreement. TPC, on behalf of TIGHI, and Citigroup hereby agree and acknowledge that the 1996 Agreement is terminated upon the execution of this Agreement.


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                  Section 11.11 No Assignment. Except as otherwise provided for in this Agreement, neither this Agreement nor any of the rights, interests or obligations of any party hereto may be assigned by such party without the prior written consent of the other parties; provided, however, that Citigroup or TIC may assign all or part of its rights or obligations hereunder to one or more other members of the Citigroup Affiliated Group without the prior consent of TPC.

                  Section 11.12 Recapitalization, Dilution Adjustments, etc.. In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any shares of Common Stock by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the shares of Common Stock then, in each such case, appropriate adjustments shall be made so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

                  Section 11.13 Other Intercompany Agreements. In connection with the execution and delivery of this Agreement, the agreements listed on
Schedule 11.13 hereto describe all of the agreements, identified as of the date hereof, between members of the Citigroup Affiliated Group and TPC and its Subsidiaries in effect as of the date hereof. Prior to the Trigger Date, the parties hereto agree to review such scheduled agreements, review and identify any other additional intercompany agreements in effect as of the date hereof and to cooperate to take such further action as may be necessary for the termination, alteration or amendment of such agreements in order for such agreements to be consistent with, and to provide for, the implementation of the transactions contemplated hereby.

                  Section 11.14 Further Actions. Each party hereto shall, on notice of request from any other party hereto, take such further action not specifically required hereby at the expense of the requesting party, as the requesting party may reasonably request for the implementation of the transactions contemplated hereby.

                  Section 11.15 Disclosure Schedules. Prior to the execution of this Agreement, the parties hereto prepared, provided and attached draft disclosures schedules corresponding to the relevant sections of this Agreement. The parties hereto agree to supplement and amend such draft disclosure schedules to correct inaccuracies, omissions or oversights prior to April 30, 2002 in order to accomplish the objectives of this Agreement.

                  Section 11.16 Further Assurances with Respect to Reorganization. At any time prior to the Trigger Date, each of the parties to this Agreement shall execute, acknowledge and deliver, or cause to be executed, acknowledged and

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delivered all such further conveyances, bills of sale, deeds, endorsements, assignments, assumptions, releases and other instruments, and shall take such further actions, as may be otherwise reasonably required to (i) effectively convey and transfer to, and vest in, TPC and put TPC in possession of any assets and liabilities or contractual rights and obligations primarily related to the P&C Business which were not transferred or conveyed pursuant to the Applicable Restructuring Documents listed on Schedule 1.1(a) hereto and (ii) effectively convey and transfer to, and vest in, the Citigroup Affiliated Group and put the Citigroup Affiliated Group in possession of any assets and liabilities or contractual rights and obligations not primarily related to the P&C Business which were not transferred or conveyed pursuant to the Applicable Restructuring Documents listed on Schedule 1.1(a) hereto. For the avoidance of doubt, the parties hereto agree to review the items listed on Schedule 11.16, transfer such contractual rights and obligations, in accordance with the provisions of this
Section 11.16, to Citigroup or develop appropriate indemnification arrangements in connection with the contractual rights and obligations, in accordance with the provisions of this Section 11.16, identified on Schedule 11.16. In connection with the foregoing, any conveyance or transfer of contractual rights or obligations without balance sheet impact or assets and liabilities with balance sheet impact (x) shall be made with all corresponding contractual rights and obligations or assets and liabilities, as the case may be, that are primarily related thereto and (y) the recipient or transferor, as the case may be, shall pay to the other party, as appropriate, in order to ensure that there is no balance sheet impact (if any would otherwise would have occurred) after giving effect to any transfer pursuant to this Section 11.16, cash in an amount equal to the (1) net book value of any assets or (2) stated value of liabilities transferred, in each case, net of any corresponding assets and liabilities so transferred. The parties hereto agree to execute any transaction contemplated in this Section 11.16 pursuant to a document reasonably satisfactory to both parties, including a schedule specifically identifying the contractual rights and obligations or assets and liabilities to be transferred.

                  Section 11.17 No Third Party Beneficiaries. Nothing in this Agreement shall convey any rights upon any person or entity which is not a party or a permitted assignee of a party to this Agreement.

                  Section 11.18 Drafting of Language. Each of Citigroup and TPC agrees that the drafting of the language contained in this Agreement was a cooperative effort, that each party was equally responsible for such drafting and that it would be inequitable for either party to be deemed the "drafter" of any specific language contained herein pursuant to any judicial doctrine or presumption relating thereto.


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
                  IN WITNESS HEREOF, the parties have caused this Intercompany Agreement to be executed and delivered as of the date first above written.

                                        CITIGROUP INC.


                                        /s/ William P. Hannon
                                        Name: William P. Hannon
                                        Title:    Controller



                                        TRAVELERS PROPERTY CASUALTY CORP.


                                        /s/ Jay S. Benet
                                        Name: Jay S. Benet
                                        Title:  Chief Financial Officer


                                        THE TRAVELERS INSURANCE COMPANY

                                        /s/ Glenn D. Lammey
                                        Name: Glenn D. Lammey
                                        Title:   Executive Vice President


As Agreed and Accepted by:

TRAVELERS INSURANCE GROUP
HOLDINGS INC.


/s/ Jay S. Benet
Name: Jay S. Benet
Title:   Chief Financial Officer


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                                                                       EXHIBIT A


                           WEB SITE LINKING AGREEMENT

Licensor:           [CITICORP OR TPC AS APPLICABLE]
                    Contact:
                    Address:

                    Tel. No./Fax No.:
                    E-mail:

Licensees:
                    Contact:
                    Address:
                    Tel. No./Fax No.:
                    E-mail:

Web Site:           Name:
                    URL:
                    Site Location:

Licensed Marks:

Licensed Marks as They Will Appear on Licensee's Web Site:


1. Term: ______________.

2. Grant: Licensor to Licensee a non-exclusive royalty-free license for the Term to display the Licensed Mark as a link at the Site Location on Licensee's Web Site. The link will be to Licensor's Web Site at _________________.

3. Quality Control. Licensee shall display the Licensed Marks in the manner agreed upon between Licensor and Licensee and shall not make any changes to the Licensed Marks without the prior written authorization of Licensor. Licensee shall not reroute or redirect the link to any other web site without the prior written consent of the Licensor.

4. Rights Acknowledgment: Licensee acknowledges that the Licensed Marks are exclusively owned by Licensor and that all uses of the Licensed Marks by Licensee shall inure to the benefit of Licensor. Licensee agrees that it shall not use any of the Licensed marks except as is authorized by Licensor. Licensee agrees that it will not challenge Licensor's rights in the Licensed marks.

5. Termination: Upon the termination of this license agreement, Licensee shall immediately cease all use of the Licensed Marks. This license agreement will terminate at the end of the Term or in the event that Licensee is in breach of any term of this agreement and Licensor exercises its rights to immediately terminate this Agreement, upon 48 hours notice to Licensee.

6. Miscellaneous. This agreement cannot be modified except in writing signed by both parties. Licensee may not assign or otherwise transfer any of its rights, duties or obligations under this agreement, or this agreement, without the prior written consent of Licensor. This agreement is subject to the substantive laws of the State of New York and the federal courts resident therein, and both parties agree to be subject to the personal jurisdiction of the State of New York and the federal courts resident therein with respect to this agreement. No waiver of any right or action by either party shall be deemed a waiver of any other right or action, or of a continuing waiver of the right or action.



   [CITICORP OR TPC AS APPLICABLE]
   Name:                                Name:
   Title:                               Title:
   Signature_________________________   Signature____________________________

   Date:                                Date: